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Exhibit 10.1

AMENDED AND RESTATED

UNITED STATES CONSUMER FINANCING SERVICES AGREEMENT

between

GMAC LLC

and

GENERAL MOTORS CORPORATION

Dated as of May 22, 2009

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ARTICLE IV

TERM; TERMINATION

SECTION 4.1	Term	33
SECTION 4.2	Termination	33
SECTION 4.3	Obligations Upon Expiration or Termination	33

ARTICLE V

REPRESENTATIONS AND WARRANTIES

ARTICLE VI

INTELLECTUAL PROPERTY/TRADEMARK

ARTICLE VII

AUDITS BY THE PARTIES

SECTION 7.1	Cooperation	35

ARTICLE VIII

LIABILITY AND REMEDIES

SECTION 8.1	Liability	35
SECTION 8.2	Limitation of Liability	35
SECTION 8.3	Equitable Remedies Permitted	35

ARTICLE IX

CONFIDENTIALITY

SECTION 9.1	Nondisclosure	36
SECTION 9.2	Survival	36
SECTION 9.3	Information Security	36
SECTION 9.4	Data Privacy	36

ARTICLE X

MISCELLANEOUS

SECTION 10.1	Successors and Assigns	38
SECTION 10.2	No Third Party Beneficiaries	38
SECTION 10.3	Waiver	38
SECTION 10.4	Unenforceability	38
SECTION 10.5	Headings	38

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Exhibits

Exhibit A – Form of Opt-In Letter

Exhibit B – Support Rate Pricing

Exhibit C – Reimbursement of Costs Related to Lease Pull-Aheads

Exhibit D – Designations to the Coordinating Committee

Exhibit E – [***] Framework

Exhibit F – [***] Calculation

Exhibit G – Form of Third Party Pricing Confidentiality Agreement

Exhibit H – Form of Letter to GMAC [***] Audit Staff Members

Exhibit I – Rate Support Payment Calculation Methodology

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AMENDED AND RESTATED UNITED STATES CONSUMER FINANCING SERVICES AGREEMENT

Parties

This Amended and Restated United States Consumer Financing Services Agreement (this “Agreement”) is dated as of May 22, 2009, and is made effective as of December 29, 2008, by and between General Motors Corporation, a Delaware corporation (“GM”), and GMAC LLC, a Delaware limited liability company (“GMAC”).

Recitals

A. GM, directly and through its Subsidiaries, is a worldwide manufacturer, distributor, marketer, and seller of motor vehicles, including used vehicles, and related goods and services (“GM Products”), offered for sale to retail Consumers through a network of dealers authorized by GM and its Subsidiaries (“GM Dealers”), including certain dealers that are wholly- or partially-owned by GM or its Subsidiaries.

B. GMAC is a worldwide diversified financial services company that directly, and through its Subsidiaries, provides automotive and non-automotive finance and lease, insurance, banking, mortgage lending, and other services to a variety of affiliated and unaffiliated Consumers (“GMAC Products”).

C. GM and GMAC provide significant services and resources to each other. The transactions, relationships, interactions, and dealings between GM and GMAC (“Dealings”), contribute significantly to the success of GM and GMAC, generally providing efficiencies and enhanced results for each of them, including business opportunities and referrals, data and resource sharing, economies of scale, leveraging staff expertise, and administrative conveniences. These efficiencies flow from, among other things, four aspects of their relationship: (1) the formal ownership structure that existed historically, resulting in tax, legal, and administrative efficiencies; (2) propinquity – their history, familiarity, proximity, and common corporate culture and industry experience – allowing informal and simplified interactions including infrastructure sharing; (3) sound business practices, including economies of scale and leveraging of resources; and (4) their “shared”/”common” customers (i.e., GM Dealers and purchasers of GM Products). Combined, these efficiencies result in highly valuable and significant organizational, operational, business, and financial synergies (“Synergies”). Although specific aspects of the Dealings may benefit one party more than the other from time to time, the Synergies produce net positive effects for GM and GMAC jointly and individually.

D. As a part of its business, GMAC supports the sale of GM Products by purchasing from GM Dealers, at market rates and below market rates, retail installment sale contracts and Finance Lease contracts (collectively, “Retail Financing”) and Operating Lease contracts (collectively “Consumer Financing”).

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E. The parties entered into that certain United States Consumer Financing Services Agreement, dated as of November 30, 2006 (as amended, supplemented and otherwise modified prior to the date hereof, the “Original US CFSA”), which established certain terms and conditions that apply to certain of the Dealings related to Consumer Financing in the United States and established a framework for negotiating, documenting, administering, and enforcing future Dealings related to Consumer Financing in the United States.

F. On December 24, 2008, in connection with the conversion of GMAC Bank, a wholly owned Subsidiary of GMAC, from a Utah industrial loan company to a Utah commercial bank, the Board of Governors of the Federal Reserve System approved (the “Approval”) the application of GMAC to become a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended. Pursuant to a letter agreement entered into between GM and GMAC, dated as of December 29, 2008 (the “Letter Agreement”), in connection with the Approval, GM and GMAC agreed to amend and restate the Original US CFSA in accordance with the terms set forth in the Letter Agreement.

G. NOW, THEREFORE, in consideration of the premises and the mutual agreements herein provided, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agrees that the Original US CFSA is hereby amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The words in this Agreement have the meanings usually and customarily ascribed to them in commercial contracts, except that words that are defined below have the respective meanings ascribed to such words below or elsewhere in this Agreement.

“ALG” means the Residual Value Lease Guide, a publication of Automotive Lease Guide (alg), Inc.

“Application” means a credit application completed by a Consumer in connection with the purchase or lease of a new GM vehicle that a GM Dealer submits for GMAC’s assessment and credit decision as to whether GMAC would purchase a retail installment sale or lease contract that the GM Dealer enters into with that Consumer, if the Dealer were to offer it for sale to GMAC.

“Basis Point Differential” means, with respect to any Third Party Program being offered under Section 3.2(b)(ii) or 3.2(b)(iii), the difference between the Third Party Support Rate for such Third Party Program and the Support Rate offered by GMAC for the underlying GM Special Program (or, if GMAC does not offer such GM Special Program, GMAC’s

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comparable Support Rate for an equivalent program), in each case, determined in a fashion consistent with the procedures set forth on Exhibit F for the calculation of [***].

“Business Day(s)” means a day other than Saturday or Sunday on which commercial banks are open for business in New York City.

“Capital Markets Disruption” means a state of the global credit markets, continuing for at least three months, such that credit is not available on commercially reasonable terms to borrowers with credit standing similar to GMAC.

“Confidential Information” means any information (including data developed from any such information) in any format that meets all of the following criteria: (i) GM, GMAC, or their respective Subsidiaries or Representatives (the “receiving party”) obtains the information from the other party (the “disclosing party”) or the disclosing party’s Subsidiaries or Representatives before or after the execution of this Agreement; (ii) the information relates to the business or financial activities of the disclosing party or its Subsidiaries; and (iii) the information is available to the receiving party solely to facilitate the parties’ performance of this Agreement or otherwise as a result of the relationship between GM and GMAC, and includes information relating to customers and dealerships, pricing, methods, operations, processes, trade secrets, credit programs, financial data, business and financial relationships, technical data, statistics, technical specifications, documentation, research, development or related information, computer systems, employees, and any results or compilations of the foregoing. “Confidential Information” does not include any information that: (i) is or becomes publicly available by any means other than a breach of this Agreement; (ii) was known by the receiving party before its receipt from disclosing party; (iii) is independently developed by the receiving party without using information from the disclosing party.

“Confidential Personal Information” means all information about Consumers that are natural Persons, including names, addresses, telephone numbers, account numbers and lists thereof, and demographic, financial and transaction information for, such Consumers.

“Consumer” means (i) an individual who obtains GM Products or GMAC Products at retail primarily for personal, family, or household purposes, or (ii) a Person who obtains GM Products or GMAC Products at retail for business, commercial, or similar purposes.

“Control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” has a correlative meaning.

“current” means as of November 30, 2006.

“Finance Lease” means a finance product in the form of a lease where the lessor does not have the normal residual risk associated with the historical Operating Lease product.

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“GM Special Program” means any incentive program offered by GM to Consumers for Consumer Financing products, such as “interest free” periods, finance charge subsidies, capitalized cost reductions, etc.

“GMAC [***] Audit Staff” means those members of the GMAC audit staff who have responsibility for evaluating [***] under Section 3.2.

“Governmental Authority” means any supranational, international, national, federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“historical” refers to a period, as appropriate in the applicable context, prior to November 30, 2006, and “historically” has a correlative meaning.

“Including”, “includes” and derivatives thereof mean including or includes, as the case may be, without limitation.

“Operating Lease” means a lease where the lessor is exposed to residual risk as has been done historically.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Government Authority.

“Rate Support” means the rate subsidies paid by GM to GMAC under this Agreement in connection with Consumer Financing for GM Special Programs.

“Representatives” means directors, officers, and employees of a party or its Subsidiaries and their respective agents, representatives, auditors, and professional advisors.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned, directly or indirectly, by such Person, except that in the case of GM, Subsidiary excludes GMAC and its Subsidiaries.

“Support Rate” means the interest rate GMAC offers to GM in connection with a GM Special Program.

“Third Party Program” means a GM Special Program that GM offers through a finance source other than GMAC or any of its Subsidiaries.

“Third Party Support Rate” means the interest rate a third party finance source offers to GM in connection with a Third Party Program.

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Index of Defined Terms

Defined Term	Location of Definition
Actual Monthly Differential	Section 3.10
Actual Residual Support Payment Required	Section 3.8
Adjusted ALG	Section 3.8
Adjusted Residual Support Guaranty	Section 3.8
Agreement	Preamble
Americredit	Section 3.2
Approval	Recitals
Baseline Differential	Section 3.10
[***]	Section 3.2
Chase	Section 3.2
Comparable Model	Section 3.10
Compliance Audits	Section 2.4
Consumer Financing	Recitals
Coordinating Committee	Section 2.9
Dealings	Recitals
Due Date	Section 3.12
EDC	Section 3.10
Eliminated Vehicle	Section 3.10
Expected Residual Support Payment	Section 3.8
Force Majeure Condition	Section 10.13
GM	Preamble
GM Dealers	Recitals
GM Products	Recitals
GMAC	Preamble
GMAC Products	Recitals
Gross Incremental Gains	Section 3.10
Gross Incremental Losses	Section 3.10
Implementing Agreements	Section 2.3
Initial Cap Percentage	Section 3.2
Letter Agreement	Recitals
Nameplate Elimination	Section 3.10
Net Incremental Gains	Section 3.10
Net Incremental Losses	Section 3.10
Notices	Section 10.12

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Index of Defined Terms

Defined Term	Location of Definition
Operational Notices	Section 10.8
Opt-in Letter	Section 2.8
Original Residual Support Guaranty	Section 3.8
Original US CFSA	Recitals
Overriding Principles	Section 2.1
Payee	Section 3.12
Payor	Section 3.12
[***]	Section 3.2
[***] Framework	Section 3.2
Projected cost plus	Section 2.1
Projected Income	Section 2.1
Resale Proceeds	Section 3.8
Residualized MSRP	Section 3.8
Retail Financing	Recitals
Saturn	Section 3.2
Skip	Section 3.8
Synergies	Recitals
Term	Section 4.1
True-up Payment	Section 3.8
Year 1-2 Competitive Threshold	Section 3.2
Year 3-5 Competitive Threshold	Section 3.2

ARTICLE II

FRAMEWORK

SECTION 2.1 Contractual Framework.

(a) This Agreement memorializes the Dealings related to Consumer Financing in the United States and establishes the contractual framework for negotiating, documenting, administering, and enforcing future Dealings in the United States related to Consumer Financing. GMAC will provide Consumer Financing services to GM Consumers in accordance with the terms of this Agreement. Such terms are intended to preserve the customer loyalty and dealer support benefits that

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historically accrued to GM as a manufacturer with an exclusive financing arm while at the same time assure that GMAC receives a competitive level of return. GMAC recognizes GM’s desire to grow its automotive business and will continue to support GM in that effort to the extent that it is in keeping with GMAC’s business interests.

(b) The overriding principles that govern the interpretation, administration, and implementation of this Agreement, and that reflect GM’s and GMAC’s core intent as to their business relationship under this Agreement, are as follows (“Overriding Principles”):

(i) The pricing of Retail Financing contracts under this Agreement will be based on a [***] pricing construct. Such construct will be designed and structured with the overall goal that GMAC [***]. [***]. “[***]” pricing means, with respect to any Retail Financing product, GMAC’s [***] to provide such product and related services (e.g., origination, servicing, etc.), assuming GMAC and GM have complied with all of their obligations under this Agreement, including Section 2.1(b)(ii)(B) below, less any [***],[***].

(ii) Subject to applicable and/or appropriate safety and soundness standards:

(A) GMAC’s primary business objectives will continue to include supporting the distribution, marketing, and sale of GM Products to enhance GM’s profits; and

(B) GMAC will continuously use commercially reasonable best efforts to minimize its costs of doing business to help maximize competitive Rate Support pricing.

(iii) GMAC will continue to provide broad support to GM.

(c) The Overriding Principles form binding, affirmative obligations of the parties and apply to all Dealings under this Agreement, unless (i) otherwise indicated herein, or (ii) GM and GMAC specifically agree to exclude one or more Dealings from application of the Overriding Principles. The Overriding Principle described in Section 2.1(b)(i):

(i) does not apply to any Dealings or portions thereof that relate to Operating Leases;

(ii) will not be deemed to have been breached or otherwise violated if GMAC voluntary chooses to price Retail Financing contracts below the prices at which it is entitled to price in accordance with the terms of Exhibit B; and

(iii) will not be applied for the purposes of either:

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(A) Amending or otherwise modifying the terms of any Consumer Financing contract after it is booked or program terms or other arrangements between GM and GMAC related thereto; or

(B) Providing for any “true-up” or other form of payment or compensation the purpose of which is to compensate either GMAC or GM in the event that any item projected in connection with a Consumer Financing contract is subsequently determined after such contract is booked to be different from such projected amount because the underlying factual assumptions on which such projected amounts were based (including assumed interest rates, vehicle sales rates, funding availability, capital requirements and general economic conditions) are determined to have been inaccurate. [***]. The provisions of this paragraph (B) do not prohibit or limit a payment made for any other purpose, including any payment made to correct a typographical error made in calculating amounts determined in connection with the pricing of a Consumer Financing contract.

(d) Subject to Section 2.1(c) above and except as otherwise described herein, as deemed necessary or appropriate by either party, GM and GMAC will periodically revisit the terms of this Agreement to assess whether they continue to achieve the Overriding Principles, notwithstanding any market factors, mistakes in documentation, errors in calculation, or other unanticipated facts and circumstances.

(i) If any such assessment reveals that the terms of this Agreement are not achieving the Overriding Principles, then GM and GMAC will negotiate revised terms and amend this Agreement as reasonably necessary to achieve the Overriding Principles. Any such amendment shall be retroactively effective back to the date on which the Coordinating Committee first formally addressed such amendment.

(ii) The Coordinating Committee will review and discuss changes contemplated by this Section 2.1(d).

(iii) Any Dispute as to whether a change to this Agreement is necessary or appropriate under this Section 2.1(d) will be the subject of the Dispute resolution process of Section 10.7 of this Agreement.

SECTION 2.2 Financing to Other Automobile Manufacturers. Nothing in this Agreement precludes GMAC from providing or continuing to provide any financial services to vehicle manufacturers other than GM or dealers other than GM Dealers, or from providing or continuing to provide mortgage, insurance, banking, or other non-automotive financial services in the ordinary course of business.

SECTION 2.3 Documentation. The terms and conditions related to individual Dealings in the United States involving Consumer Financing will be arm’s length and reasonably

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documented using written forms, contracts, or instruments (“Implementing Agreements”). The nature and extent of such Dealings will be publicly disclosed to the extent required by law and as otherwise provided by this Agreement.

SECTION 2.4 Process Integrity. The parties will develop processes and promulgate policies to implement this Agreement and to take corrective action for failures to adhere to them. The Dealings (including compliance with the Overriding Principles) will be subject to regular compliance verification by the parties and their outside auditors (“Compliance Audits”).

SECTION 2.5 Compliance. GM and GMAC will comply, in all material respects, with all applicable laws and legal requirements in connection with the services contemplated by this Agreement, including obtaining and maintaining all required licenses, authorizations, and permits.

SECTION 2.6 Cooperation. GM and GMAC will reasonably cooperate with and assist each other in carrying out the other’s obligations under this Agreement and will execute and deliver all documents and instruments necessary and appropriate to do so.

SECTION 2.7 Information and Reports. GM and GMAC will prepare and deliver to each other on a regular, timely basis, such information and reports as the other reasonably requests or requires from time to time regarding any and all aspects of the Dealings (including compliance with the Overriding Principles) under this Agreement.

SECTION 2.8 Scope; Subsidiaries. This Agreement applies to Dealings related to Consumer Financing in the United States only, including Puerto Rico. The respective Subsidiaries of GM and GMAC are not parties to this Agreement and may not be legally bound by this Agreement unless and until they agree to be so bound. GM and GMAC will use their reasonable best efforts to cause their Subsidiaries that have Dealings related to Consumer Financing in the United States to agree to be bound by this Agreement by executing the opt in letter (an “Opt-in Letter”) in the form of Exhibit A attached to this Agreement. If the Subsidiaries agree to be bound by this Agreement, the terms party, parties, GM, and GMAC will be interpreted to include the relevant GM Subsidiary and GMAC Subsidiary, as appropriate. Until such time, both GM and GMAC will use their best efforts to cause their Subsidiaries engaged in Dealings related to Consumer Financing to honor and perform the obligations set forth in this Agreement as if they were parties to this Agreement. If any Subsidiary ceases to be a Subsidiary of GM or GMAC, the other party may terminate all rights under this Section with respect to such Subsidiary and the former Subsidiary’s rights and obligations under any Opt-in Letter effective upon 180 days notice. Any Implementing Agreement to which such entity is a party continues in accordance with its terms.

SECTION 2.9 Coordinating Committee.

(a) Responsibilities. GM and GMAC hereby create a committee to be responsible for considerations around joint policies and programs, and for

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coordination of joint activities between the parties in the United States (“Coordinating Committee”). Also, any disputes under this Agreement that cannot be resolved between the parties at the working level will in the first instance be referred to this Committee. The Committee will, in normal course, receive such information from GM and GMAC as is necessary and appropriate to facilitate their work together. The Members of the Coordinating Committee may share such information as appropriate within their respective organizations.

(b) Composition. An approximately equal number of Coordinating Committee Members will be designated by each of GM and GMAC, with the total membership being between six and 10 members, as agreed from time to time by the Committee. Additionally, each of GM and GMAC may designate up to five ad hoc “ex officio” members. Guests with applicable expertise may attend meetings by invitation of the Committee. Unless agreed otherwise by the Committee, Members and ex officio members will be employees of GM or GMAC with a reasonable level of decision-making authority in order to facilitate prompt and efficient resolution of matters before the Committee. Exhibit D sets forth Members, Lead Members, and other designations by GM and GMAC to the Committee, as of the date hereof.

(c) Principal Contacts. Each of GM and GMAC will designate one of their Coordinating Committee Members to be the Lead Member who will be the principal point of contact and coordination outside of formal meetings of the Committee.

(d) Chair. One Member will be appointed Chair of the Committee for purposes of coordinating meeting discussions. The position of Chair will rotate between Members designated by GM and those designated by GMAC each April 1 unless otherwise agreed by the Committee.

(e) Secretary. There will be a Secretary to the Committee who may be a Member, ex officio member or other employee of GM or GMAC as agreed by the Committee. The Secretary will work with the Lead Members to prepare an agenda for each meeting, and will prepare minutes of meetings which will be circulated to the Lead Members for approval in advance of being finalized and distributed to the Coordinating Committee and ad hoc members.

(f) Meetings. The Committee will generally meet in formal session on a monthly basis; an annual calendar of meetings will be established by them and kept by the Secretary. Special meetings may be called as appropriate by the Lead Members. Attendance at any meeting may be by phone.

(g) Voting. Committee decisions will be by consensus; i.e., GM Members collectively have one “vote” and GMAC Members collectively have one “vote”, with consensus required for action to be taken. At least two Members from each of GM and GMAC will be necessary for a quorum at any meeting, whether

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regularly scheduled or special, and minutes will be made to record all decisions. If the person then designated as Chair or Secretary is not present at any meeting, replacement(s) may be established for purposes of that meeting.

ARTICLE III

CONSUMER FINANCING

SECTION 3.1 General Service Obligations and Standards.

(a) Recognizing its historical role as the primary Consumer Financing source through which GM provides GM Special Programs to support the marketing and sale of GM Products, and taking into account the Synergies, subject to Section 3.5 below, GMAC will provide full and fair consideration of Applications and used vehicle applications received from GM Dealers, applying credit risk underwriting standards that are consistent with current and historical practices, and GMAC will purchase such contracts, if appropriate, in GMAC’s sole discretion:

(i) In accordance with its usual and customary standards for creditworthiness; and

(ii) Spanning a broad spectrum of prime and non-prime Consumers, consistent with current and historical practice.

(b) Notwithstanding anything in this Agreement to the contrary, GMAC’s decision whether to provide Consumer Financing to any Consumer in any case will be made in its sole and absolute discretion and pursuant to its business judgment, without influence by GM.

(c) GMAC will further provide assistance to GM Dealers to finalize Consumer contracts related to Consumer Financing consistent with current and historical practice and will not take any measures that are inconsistent with market practice that reduce the likelihood of Consumers seeking to buy or lease vehicles through GMAC Consumer Financing (for example, onerous application fees, etc.).

(d) GMAC will continue to provide high levels of service to GM, GM Dealers, and Consumers consistent with current and historical practice. GMAC will actively work to increase the ease of doing business, completing transactions, and resolving disputes with GM, GM Dealers, and Consumers. Neither GM nor GMAC will take any corporate-wide actions that adversely impact the image of the other party.

(e) GM will set all terms and conditions of all GM Special Programs, including Consumer eligibility, program dates, covered GM Products, applicable

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Consumer credit tiers, lending duration of offered Consumer Financing products (e.g., 24 months, 36 months, etc.) and geography. A GM Special Program may contain any terms and conditions determined by GM (e.g., it may relate to one or more GM Products, one or more GM Nameplates, and one or more Consumer credit tiers), except that:

(i) No GM Special Program may contain more than one type of underlying financial product (e.g., a single GM Special Program may not contain both Operating Lease and retail installment sale contract products); and

(ii) GM may not intentionally design a GM Special Program with the intent of excluding GMAC’s participation in it. If GMAC believes GM has done such a thing, it can invoke the Dispute resolution process as outlined in Section 10.7. The fact that GMAC is unwilling or unable to participate in a GM Special Program, or the fact that GMAC does not find the terms of a GM Special Program attractive, do not, in and of themselves, mean that GM has intentionally designed a GM Special Program with the intent of excluding GMAC’s participation.

SECTION 3.2 Exclusivity and Related Terms for Certain GM Special Programs. Subject to the principles and exceptions outlined in this Section 3.2, whenever GM offers a GM Special Program regarding a Retail Financing product, it will do so exclusively through GMAC. The terms of this Section 3.2 shall not apply to any GM Special Program that relates to Operating Leases.

(a) As an overriding principle (different from the Overriding Principles defined in Section 2.1 above) that governs the interpretation, administration, and implementation of this Section 3.2, and reflecting GM’s and GMAC’s core intent as to Retail Financing exclusivity, GM and GMAC will work together with third parties regarding Third Party Programs, and GM shall be permitted to enter into Third Party Programs, in pursuit of opportunities to increase GM’s sales and profits in ways that are mutually beneficial to both GM and GMAC.

(i) In this regard, GM and GMAC will cooperate regarding Third Party Programs, and GM shall be permitted to enter into Third Party Programs, where only one party benefits, so long as the other party is not negatively affected, or under other circumstances, including the following non-exhaustive list of arrangements that are acceptable:

(A) Capital Markets Disruption. During a Capital Markets Disruption, [***], then GM has the right to provide such GM Special Program through a Third Party Program. In such a case, GM would not [***] contemplated by Section 3.2(b)(ii)(C) of this Agreement, but GMAC’s exclusivity payment would be reduced on a pro-rata basis for the duration of

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the Third Party Program using the calculation in Section 3.3(b) below. GM shall terminate any such Third Party Program within [***] after the earlier of:

(1) The end of the Capital Markets Disruption, as determined pursuant to Section 3.5; and

(2) The provision by GMAC to GM of a written notice, including by e-mail and other electronic means, that it is [***].

(B) Non-Routine Products. If no Capital Markets Disruption exists and [***], then GM has the right to offer such GM Special Program through a Third Party Program. In such a case, GM would not [***], but GMAC’s exclusivity payment would be reduced on a pro-rata basis for the duration of the Third Party Program using the calculation in Section 3.3(b) below. GM will terminate any such Third Party Program within [***] after the provision by GMAC to GM of a written notice that it is [***].

(C) [***]. If no Capital Markets Disruption exists and [***], then GM could provide that GM Special Program through a Third Party Program where it would benefit GM, so long as it would not have a material negative effect on GMAC. In such a case, GM and GMAC will negotiate the terms and conditions of such Third Party Program, including reductions in GMAC’s exclusivity payment, in good faith for a period of up to five Business Days and GMAC will not unreasonably withhold its agreement. If GM and GMAC fail to reach an agreement by the expiration of such five Business Day period, GM may begin offering such Third Party Program under reasonable terms and conditions determined by it, and GMAC shall have the right to Dispute the offering of such program under the Dispute resolution process in Section 10.7. [***].

(ii) Determinations of whether GMAC is [***] in a GM Special Program under the preceding subparagraphs (A) through (C) will be based on good faith, reasonable consideration of the surrounding facts and circumstances, including the [***] to GMAC of participating in the GM Special Program; [***] on GMAC; and whether GMAC has, or can reasonably acquire and implement within the applicable timeframe, [***], to participate in the GM Special Program. GMAC will be required to, and will be evaluated based upon, its [***] to provide the entire GM Special Program in question. GMAC will be deemed to be [***] to provide a GM Special Program if it can or will provide only parts of a GM Special Program.

(A) If a GM Special Program has terms consistent in all material respects, with a prior GM Special Program, GM may choose to notify GMAC of the terms of such GM Special Program either (1) orally or (2) in

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writing (including by e-mail or other electronic means). GMAC will have a period of one Business Day following such notification to respond to GM regarding [***]. If GM originally notified GMAC of such GM Special Program orally, then GMAC may respond orally or in writing (including by e-mail or other electronic means). If GM originally notified GMAC of such GM Special Program in writing (including by e-mail or other electronic means), then GMAC must respond in writing (including by e-mail or other electronic means).

(B) If a GM Special Program has terms that are not consistent in all material respects, with a prior GM Special Program, GM shall notify GMAC of the terms of such GM Special Program in writing (including by e-mail or other electronic means). GMAC will have a period of three Business Days following such notification to respond to GM regarding [***]. Such response of GMAC shall be in writing (including by e-mail or other electronic means).

(b) In addition to any Third Party Program that is permitted under Section 3.2(a) above, and regardless of whether or not a Capital Markets Disruption shall be in effect, the following additional Third Party Programs are permitted as exceptions to GM’s general exclusivity obligations:

(i) With regard to Consumer Financing of Consumers of the Saturn brand (“Saturn”), Saturn may maintain its current practice of offering finance programs through GMAC, Americredit (“Americredit”) or JP Morgan Chase Bank (“Chase”), so long as the program parameters offered to Chase or to Americredit are no better than those offered to GMAC and the subsidies offered through Chase or through Americredit result in no more favorable (to the Consumer) required down payments or monthly payments (based solely on Saturn’s program requirements) than those offered through GMAC. Nothing in this Agreement precludes GMAC, Chase or Americredit from offering additional incentives to Consumers of Saturn in addition to what is offered by Saturn.

(ii) Through December 31, 2010, GM will be permitted to offer Third Party Programs under the following terms and conditions (this Section 3.2(b)(ii) does not apply to or limit (A) GM Special Programs offered under Section 3.2(a) above or (B) GM Special Programs offered through Americredit or Chase under Section 3.2(b)(i) above):

(A) Subject to paragraph (D) below, the Third Party Support Rate offered to GM must be [***] for such GM Special Program (or, if GMAC does not offer such GM Special Program, GMAC’s [***]) at the time GM commences the Third Party Program (“Year 1-2 Competitive Threshold”). For purposes of determining whether or not the Year 1-2 Competitive Threshold is met, GM will perform a pricing comparison in

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accordance with framework provided in Exhibit E hereto (the “Pricing Comparison Framework”, and each pricing comparison completed under such framework, a “Pricing Comparison”). GM will perform all Pricing Comparisons in accordance with the Pricing Comparison Framework, unless the terms of the underlying financing program offered by the third party are such that the Pricing Comparison Framework does not evaluate such program accurately in all material respects. In any such case, GM and GMAC will jointly determine and agree upon the appropriate modifications to be made to the Pricing Comparison Framework to be used for such program in order to provide for an evaluation that is accurate in all material respects.

(1) Notwithstanding Section 9.1 of this Agreement, GM may share GMAC’s Support Rates and financing program descriptions, with prospective third parties, on the express conditions that:

(a) GM’s disclosure of, and such third party’s receipt and use of, such information is for the sole purpose of determining whether such third party can meet the Year 1-2 Competitive Threshold; and

(b) Such third party has agreed in a writing substantially in the form of Exhibit G hereto to be bound by nondisclosure and use obligations with respect to such information.

(2) To the extent reasonably practicable in the circumstances, GM will notify the GMAC Pricing Comparison Audit Staff and the GMAC Lead Member of the Coordinating Committee that GM is considering offering a Third Party Program at least one Business Day before GM sends the relevant Pricing Comparison(s) to the GMAC Pricing Comparison Audit Staff.

(3) Prior to the implementation of any Third Party Program under this Section 3.2(b)(ii), GM will provide the GMAC Pricing Comparison Audit Staff with the Pricing Comparison for such program. The GMAC Pricing Comparison Audit Staff will verify that this comparative analysis has been performed correctly in accordance with the Pricing Comparison Framework and that the Third Party Support Rate for such program meets the Year 1-2 Competitive Threshold. The GMAC Pricing Comparison Audit Staff will respond to GM in writing regarding its determination within three Business Days of receipt of such Pricing Comparison; provided, however, that the GMAC

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Pricing Comparison Audit Staff may make reasonable requests to GM for additional information related to their analysis to determine compliance with the Year 1-2 Competitive Threshold and, if any such request is made, the GMAC Pricing Comparison Audit Staff is not required to so respond in writing until the third Business Day after it has received all such information. If the GMAC Pricing Comparison Audit Staff fails to respond in writing to GM within such three Business Day period (as it may be extended in connection with any request for additional information), then the GMAC Pricing Comparison Audit Staff will be deemed to have conclusively verified that the Pricing Comparison has been correctly performed and the Year 1-2 Competitive Threshold has been met. Notwithstanding anything to the contrary in the foregoing, upon the earlier of (a) verification by the GMAC Pricing Comparison Audit Staff that the Pricing Comparison has been correctly performed and the Year 1-2 Competitive Threshold is met and (b) the third Business Day after delivery of the Pricing Comparison by GM to the GMAC Pricing Comparison Audit Staff (whether or not the GMAC Pricing Comparison Audit Staff has requested additional information, believes that the Pricing Comparison has been correctly performed, believes that the Pricing Comparison Framework needs to be modified under Section 3.2(b)(ii)(A), or believes that the Year 1-2 Competitive Threshold is otherwise met), GM may begin offering the applicable Third Party Program.

(4) If the GMAC Pricing Comparison Audit Staff does not agree, for whatever reason, that the Pricing Comparison has been correctly performed and the Third Party Support Rate meets the Year 1-2 Competitive Threshold, the Dispute (if pursued by GMAC) will follow the Dispute resolution process set forth in Section 10.7. GM will have the right during the Dispute resolution process to continue the Third Party Program, and if the Dispute resolution process finds that the Third Party Support Rate did not meet the Competitive Threshold, then the consequences will be determined through the Dispute resolution process.

(5) GMAC will notify each member of the GMAC Pricing Comparison Audit Staff in writing that they are not to disclose any information received in connection with the evaluation of Pricing Comparisons under this Section

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3.2(b)(ii) to anyone outside the GMAC Pricing Comparison Audit Staff, other than the GMAC Board of Directors and its Audit Committee, unless required by law or compulsory legal process (e.g., subpoena) as reasonably determined by GMAC’s Legal Staff or external legal counsel, and that they are not to use any such information for any purpose other than evaluation of Pricing Comparisons under this Section 3.2(b)(ii). Such written notice will be substantially in the form of Exhibit H. The members of the GMAC Pricing Comparison Audit Staff will not have responsibility for the operation of GMAC’s automotive finance business for so long as they have responsibility for evaluating Pricing Comparisons. Such GMAC Pricing Comparison Audit Staff members can be contract employees, as long as they are subject to the same disclosure restrictions as permanent members of the GMAC Pricing Comparison Audit Staff. GMAC will establish appropriate “firewalls” within GMAC to prevent the sharing of Pricing Comparisons and information received from GM for the purpose of evaluating Pricing Comparisons outside of the members of the GMAC Pricing Comparison Audit Staff, except as provided in this Agreement.

(B) During each of the following periods in the table below, the [***] dated within the applicable period and booked under a Third Party Program established under this Section 3.2(b)(ii), [***] dated during such period and booked under all GM Special Programs, may not exceed the limits in the following table. The limits in the following table apply solely to Third Party Programs offered under this Section 3.2(b)(ii), and do not apply to any contract related to a Third Party Program established under Section 3.2(a) or 3.2(b)(i).

Period	Cap Amount Per Period
January 1, 2009 through June 30, 2009	[***]
July 1, 2009 through December 31, 2009	[***]
January 1, 2010 through June 30, 2010	[***]
July 1, 2010 through December 31, 2010	[***]

If GM exceeds the [***], then GM will have breached the provisions of this Section 3.2(b)(ii). The Dispute resulting from such breach (if pursued by GMAC) [***].

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(C) With respect to the Retail Financing contracts booked under a Third Party Program established under this Section 3.2(b)(ii), GM must pay to GMAC a [***] (the “[***]”) in the amount determined pursuant to Exhibit F of this Agreement. GM will [***] discounted at the relevant Third Party Support Rate, to GMAC on a monthly basis for those contracts dated during the applicable Third Party Program period and booked in the prior month in accordance with Section 3.12, based on its own calculation and without any obligation for GMAC to [***].

(D) Each Third Party Program established under this Section 3.2(b)(ii) will have a maximum duration of [***] before a new [***] under Section 3.2(b)(ii)(A) is required for such program. Such [***] may begin during the operation of such Third Party Program, provided that it shall not affect the initial duration of such Third Party Program. Once a Third Party Program established under this Section 3.2(b)(ii) is commenced, it may continue for the duration of such [***], regardless of whether or not the Year 1-2 Competitive Threshold would be met on any given day during such period. Notwithstanding anything to the contrary in the foregoing, if a Third Party Program continues for [***], at the expiration of such [***], GM must perform a competitiveness assessment for such Third Party Program on a [***] for such [***]. Such [***]. For example, [***]. If the [***], then GM will be deemed to have breached the provisions of this Section 3.2(b)(ii) by offering a Third Party Program that did not meet the Year 1-2 Competitive Threshold. The Dispute resulting from such deemed breach (if pursued by GMAC) will follow the Dispute resolution process set forth in Section 10.7 and the consequences will be determined through this Dispute resolution process.

(E) On a monthly basis, GM will provide to GMAC’s Lead Member on the Coordinating Committee and to the GMAC [***] Audit Staff information reasonably sufficient such that GMAC can monitor GM’s adherence to the [***] above in a timely manner. The GMAC [***] Audit Staff has the right to perform Compliance Audits with respect to GM’s dealings with third parties related to all Third Party Programs established under this Section 3.2(b)(ii), including the right to review all pertinent data related to the actual volume done with the third party to confirm whether GMAC is receiving all amounts owed to it in connection with such Third Party Program.

(iii) Starting January 1, 2011, GM may offer any number of Third Party Programs without utilizing GMAC on an exclusive basis, so long as it simultaneously offers GMAC the opportunity to participate in the underlying GM Special Programs on a side-by-side basis. To be eligible to participate on a side-by-side basis, [***]. Additionally, each Third Party Program established under this

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Section 3.2(b)(iii) is subject to the following (this Section 3.2(b)(iii) does not apply to or limit (A) GM Special Programs offered under Section 3.2(a) above or (B) GM Special Programs offered through Americredit or Chase under Section 3.2(b)(i) above):

(A) Subject to paragraph (D) below, the Third Party Support Rate offered to GM must be [***] (or, if GMAC does not offer such GM Special Program, [***]) at the time GM commences the Third Party Program (“Year 3-5 Competitive Threshold”). For purposes of determining whether or not the Year 3-5 Competitive Threshold is met, GM will perform a Pricing Comparison in accordance with the Pricing Comparison Framework. GM will perform all Pricing Comparisons in accordance with the Pricing Comparison Framework, unless the terms of the underlying financing program offered by the third party are such that the Pricing Comparison Framework does not evaluate such program accurately in all material respects. In any such case, GM and GMAC will jointly determine and agree upon the appropriate modifications to be made to the Pricing Comparison Framework to be used for such program in order to provide for an evaluation that is accurate in all material respects.

(1) Notwithstanding Section 9.1 of this Agreement, GM may share GMAC’s Support Rates and financing program descriptions, with prospective third parties, on the express conditions that:

(a) GM’s disclosure of, and such third party’s receipt and use of, such information is for the sole purpose of determining whether such third party can meet the Year 3-5 Competitive Threshold; and

(b) Such third party has agreed in a writing substantially in the form of Exhibit G hereto to be bound by nondisclosure and use obligations with respect to such information.

(2) To the extent reasonably practicable in the circumstances, GM will notify the GMAC Pricing Comparison Audit Staff and the GMAC Lead Member of the Coordinating Committee that GM is considering offering a Third Party Program at least one Business Day before GM sends the relevant Pricing Comparison(s) to the GMAC Pricing Comparison Audit Staff.

(3) Prior to the implementation of any Third Party Program under this Section 3.2(b)(iii), GM will provide the GMAC Pricing Comparison Audit Staff with the Pricing

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Comparison for such program. The GMAC Pricing Comparison Audit Staff will verify that this comparative analysis has been performed correctly in accordance with the Pricing Comparison Framework and that the Third Party Support Rate for such program meets the Year 3-5 Competitive Threshold. The GMAC Pricing Comparison Audit Staff will respond to GM in writing regarding its determination within three Business Days of receipt of such Pricing Comparison; provided, however, that the GMAC Pricing Comparison Audit Staff may make reasonable requests to GM for additional information related to their analysis to determine compliance with the Year 3-5 Competitive Threshold and, if any such request is made, the GMAC Pricing Comparison Audit Staff is not required to so respond in writing until the third Business Day after it has received all such information. If the GMAC Pricing Comparison Audit Staff fails to respond in writing to GM within such three Business Day period (as it may be extended in connection with any request for additional information), then the GMAC Pricing Comparison Audit Staff will be deemed to have conclusively verified that the Pricing Comparison has been correctly performed and the Year 3-5 Competitive Threshold has been met. Notwithstanding anything to the contrary in the foregoing, upon the earlier of (a) verification by the GMAC Pricing Comparison Audit Staff that the Pricing Comparison has been correctly performed and the Year 3-5 Competitive Threshold is met and (b) the third Business Day after delivery of the Pricing Comparison by GM to the GMAC Pricing Comparison Audit Staff (regardless whether or not the GMAC Pricing Comparison Audit Staff has requested additional information, believes that the Pricing Comparison has been correctly performed, believes that the Pricing Comparison Framework needs to be modified under Section 3.2(b)(iii)(A), or believes that the Year 3-5 Competitive Threshold is otherwise met), GM may begin offering the applicable Third Party Program.

(4) If the GMAC Pricing Comparison Audit Staff does not agree, for whatever reason, that the Pricing Comparison has been correctly performed and the Third Party Support Rate meets the Year 3-5 Competitive Threshold, the Dispute (if pursued by GMAC) will follow the Dispute resolution process set forth in Section 10.7. GM will have the right during the Dispute resolution process to continue the

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Third Party Program, and if the Dispute resolution process finds that the Third Party Support Rate did not meet the Competitive Threshold, then the consequences will be determined through the Dispute resolution process.

(5) GMAC will notify each member of the GMAC Pricing Comparison Audit Staff in writing that they are not to disclose any information received in connection with the evaluation of Pricing Comparisons under this Section 3.2(b)(iii) to anyone outside the GMAC Pricing Comparison Audit Staff, other than the GMAC Board of Directors and its Audit Committee, unless required by law or compulsory legal process (e.g., subpoena) as reasonably determined by GMAC’s Legal Staff or external legal counsel, and that they are not to use any such information for any purpose other than evaluation of Pricing Comparisons under this Section 3.2(b)(iii). Such written notice will be substantially in the form of Exhibit H. The members of the GMAC Pricing Comparison Audit Staff will not have responsibility for the operation of GMAC’s automotive finance business for so long as they have responsibility for evaluating Pricing Comparisons. Such GMAC Pricing Comparison Audit Staff members can be contract employees, as long as they are subject to the same disclosure restrictions as permanent members of the GMAC Pricing Comparison Audit Staff. GMAC will establish appropriate “firewalls” within GMAC to prevent the sharing of Pricing Comparisons and information received from GM for the purpose of evaluating Pricing Comparisons outside of the members of the GMAC Pricing Comparison Audit Staff, except as provided in this Agreement.

(B) During each of the following periods in the table below, the [***] dated within the applicable period and booked under a Third Party Program established under this Section 3.2(b)(iii), [***] dated during such period and booked under all GM Special Programs, may not exceed the limits in the following table. The limits in the following table apply solely to Third Party Programs offered under this Section 3.2(b)(iii), and do not apply to any contract related to a Third Party Program established under Section 3.2(a) or 3.2(b)(i).

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Period	Cap Amount Per Period
January 1, 2011 through December 31, 2011	The Initial Cap Percentage. The “Initial Cap Percentage” will be [***]; provided, that (A) if [***], and (B) if [***].
January 1, 2012 through December 31, 2012	[***]
January 1, 2013 through December 31, 2013	[***]

If GM exceeds [***], then GM will have breached the provisions of this Section 3.2(b)(iii). The Dispute resulting from such breach (if pursued by GMAC) will follow the Dispute resolution process set forth in Section 10.7 and the consequences will be determined through this Dispute resolution process.

(C) For each GM Special Program that GM, in fact, implements on a side-by-side basis through GMAC and any third party financing source under this Section 3.2(b)(iii), any amounts required to be paid by GM to GMAC in connection with such program [***]. [***]. The Overriding Principle in Section 2.1(b)(i) shall not apply to this paragraph (C) and, as such, GMAC will not be permitted to [***] to compensate for the fact that this paragraph (C) may result in [***].

(D) Each Third Party Program established under this Section 3.2(b)(iii) will have a maximum duration of [***] before a new [***] under Section 3.2(b)(iii)(A) is required for such program. Such [***] may begin during the operation of such Third Party Program, provided that it shall not impact the initial duration of such Third Party Program. Once a Third Party Program established under this Section 3.2(b)(iii) is commenced, it may continue for the duration of such [***], regardless of whether or not the Year 3-5 Competitive Threshold would be met on any given day during such period. Notwithstanding anything to the contrary in the foregoing, if a Third Party Program continues for at least [***], at the expiration of such [***], GM must perform a [***] for such Third Party Program [***] for such [***]. Such [***]. For example, [***]. If the [***], then GM will be deemed to have breached the provisions of this Section 3.2(b)(iii) by offering a Third Party Program that did not meet the Year 3-5 Competitive Threshold. The Dispute resulting from such deemed breach (if pursued by GMAC) will follow the Dispute resolution process set forth in Section 10.7 and the consequences will be determined through this Dispute resolution process.

(E) Each Third Party Program offered under this Section 3.2(b)(iii) shall be offered for [***] covered by the underlying GM Special Program, and GM must [***].

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(F) On a monthly basis, GM will provide to GMAC’s Lead Member on the Coordinating Committee and to the GMAC [***] Audit Staff information reasonably sufficient such that GMAC can [***] above in a timely manner. The GMAC [***] Audit Staff has the right to perform Compliance Audits with respect to GM’s dealings with third parties related to all Third Party Programs established under this Section 3.2(b)(iii), including the right to review [***].

(c) To the extent that the other provisions of this Section 3.2 do not provide for notice mechanics in connection with a GM Special Program, GM will inform GMAC in a manner consistent with current and historical practice, including by e-mail or other electronic means, of such GM Special Program at least five Business Days before the scheduled start date (except for routine special rate and special residual support changes which can be the same day). If GM does not provide such notice, GMAC will use best efforts to implement such GM Special Program to the extent reasonably and practically possible under the circumstances. If GMAC cannot implement the GM Special Program concept as proposed by GM, GM and GMAC will cooperate to find a workable solution, if any, or GM will be permitted to pursue its alternatives under this Section 3.2, as appropriate.

SECTION 3.3 Exclusivity Payment. (a) For each one year period commencing December 1 and ending November 30 (initially commencing December 1, 2008), if the number of Retail Financing contracts dated during such period and booked by GMAC in connection with all GM Special Programs in the United States is greater than 50% of all Retail Financing contracts dated during such period and booked under all GM Special Programs in the United States, GMAC will pay to GM, annually in arrears, within 30 days of invoice date following the end of each one year period, $75 million.

(b) In the event GM offers Third Party Programs under any provision of Section 3.2 other than Section 3.2(b)(i) and no [***] is paid to GMAC under Section 3.2(b)(ii)(C) in connection with such programs, the annual $75 million payment will be adjusted downward on a prorated basis in proportion to the [***].

(c) GMAC may, at its election and in its sole discretion, prepay to GM at any time the present value of the $75 million annual payments otherwise due for the then remaining Term of this Agreement. Any such prepayment will be discounted at the rate of the 5 year U.S. Treasury Note as then available on screen GT5 <GOVT> on Bloomberg (or other similar rate from a commercially reasonable source if Bloomberg is not available). In the event of early termination of this Agreement, in whole or in part, during any period for which a prepayment has already been made, GM will have no obligation to refund any part of such prepayment.

(d) If GM offers and/or provides any Third Party Programs, it will not constitute a loss of exclusivity or revocation of exclusivity under this Agreement or for purposes of any other agreement between GM and GMAC, including the

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Intellectual Property License Agreement dated as of November 30, 2006, as amended, and the Marketing Service Agreement dated as of November 30, 2006, as amended, and will not result in any impairment of GMAC’s rights under any other agreement between GM and GMAC.

SECTION 3.4 Operating Leases.

(a) GMAC has no obligation to acquire any Operating Leases from GM Dealers or otherwise make an Operating Lease product available, and GMAC will have no exclusivity with respect to GM customer Operating Lease programs.

(b) From time to time, GM and GMAC may agree on terms and conditions for individual programs where GMAC would acquire Operating Leases from GM Dealers, and GMAC may choose to offer Operating Lease programs in its own discretion, and in each case such programs are not subject to the Overriding Principle in Section 2.1(b)(i) unless GM and GMAC otherwise agree in writing.

(c) GM will notify GMAC five Business Days in advance of the terms and conditions of all Operating Lease programs that it enters into with third parties.

(d) With respect to any Operating Lease program, GM will not offer residual support, risk sharing, or other similar terms to any third party, unless it simultaneously offers those same terms and conditions to GMAC on a side-by-side basis.

SECTION 3.5 Capital Markets Disruption. The GMAC President Auto Finance and GM Treasurer will determine whether a Capital Markets Disruption has occurred, and, if so, they subsequently will determine when it has ceased. If they determine that a Capital Markets Disruption has occurred under this Agreement, it will be deemed to have occurred under any and all agreements between GM and GMAC that provide for a Capital Markets Disruption. During a Capital Markets Disruption, GM’s right to terminate or revoke Retail Financing exclusivity will be suspended. During the Capital Markets Disruption, GMAC will:

(a) Make funding available to the extent that committed lines are in place and to the extent that making such funding available from committed lines does not jeopardize GMAC’s liquidity as determined in good faith by GMAC.

(b) [***].

SECTION 3.6 Compensation and Pricing for GM Special Programs

(a) Pricing Generally.

(i) Retail Installment Sale Contracts. GMAC will determine Support Rate pricing for retail installment sale contracts in accordance with the implementation procedures specified in Exhibit B. For retail installment sale

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contracts offered under GM Special Programs, Rate Support payments will be determined in accordance with Exhibit I.

(ii) Finance Leases. GMAC will determine Support Rate pricing for Finance Leases in accordance with the implementation procedures specified in Exhibit B, to the extent practicable. Rate Support payments for Finance Leases will be determined at the time the Finance Lease product is developed, and this methodology will be consistent with the methodology in Exhibit I, to the extent practicable.

(iii) Lease Pull Ahead. Pricing for lease pull-ahead products will be determined in accordance with Section 3.11.

(iv) Outstanding Operating Leases. Pricing for outstanding Operating Leases will be determined in accordance with Section 3.8.

(v) Other Products. Pricing for product types other than those provided for in paragraphs (i) through (iv) above will be determined by application of the provisions in Section 2.1 above and consistent with the spirit of the pricing methodology for GM Special Programs specifically identified in this Agreement. If application of these principles to specific products is not self evident and requires negotiation between the parties, the terms and conditions of the GM Special Program applicable to such product will be documented in a separate implementing agreement. At GM’s request, GMAC will share with GM [***].

(b) GMAC Special Programs. From time to time GMAC may, in its sole discretion and upon three Business Days prior notice to GM, choose to run special programs at its own cost.

(c) [***]. With respect to GMAC pricing:

(i) GMAC will ensure that [***].

(ii) GMAC will ensure that [***]; provided, however, this Section 3.6(c)(ii) shall not apply in the following circumstances:

(A) [***]; and

(B) [***] business if the number of [***] by GMAC under all GM Special Programs in [***] of the total number of [***] during such period.

SECTION 3.7 Reporting.

(a) So long as GMAC books at least 25% of all Consumer Financing contracts booked under all GM Special Programs, GMAC will continue to provide

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GM with the Divisional Highlights reports (as accessed through the GMAC Finance report archive website, and as modified from time to time by agreement of both GM and GMAC) that it has historically produced exclusively for GM’s benefit and use. Reports include information and statistics on Applications (including approvals, rejections, and qualifications), contracts booked, terminated contracts, termination schedules, rate and residual support, and other information for the month and for the calendar year-to-date, with most of it available by division, model, and region.

(b) In an effort to improve GM incentive efficiency and forecasting ability, so long as GMAC books at least 25% of all Consumer Financing contracts booked under all GM Special Programs, GMAC will provide GM with an extract of the GMAC Information Warehouse database. GMAC in its sole discretion will determine the content of the extract, and periodic updates thereof, but will attempt to reasonably respond to GM’s requests for content. Data will be limited to the extent necessary to conform to all privacy and legal restrictions. GM and GMAC will also continue to work together to eliminate any unnecessary Divisional Highlight reports. GM will pay reasonable costs, if any, for maintaining the extract, net of any savings from eliminating Divisional Highlight reports.

(c) GM and GMAC may make reasonable requests of each other for additional data, to which each will respond promptly. Neither GM nor GMAC will be required to provide information that it deems in its good faith business judgment to be confidential or significantly burdensome to produce.

SECTION 3.8 Outstanding Vehicle Leases.

(a) Residual Support. As part of the residual support arrangement between GM and GMAC on vehicle leases dated between November 30, 2006 and December 23, 2008 and booked by GMAC where the underlying lease is from a GM Dealer:

(i) The amount of residual support provided by GM to GMAC is considered to be the difference between the contract residual value (less any residual support provided by GMAC itself) and the Adjusted ALG value of such vehicle (“Original Residual Support Guaranty”). To reimburse GMAC (or GM), as applicable, for the amount by which the Original Residual Support Guaranty is not fully realized (or is in excess) at the end of the lease, at the conclusion of the lease contract, a true-up payment will be made by either GM or GMAC, as appropriate, which is calculated as the difference between the Actual Residual Support Payment Required and the Expected Residual Support Payment (“True-up Payment”).

(A) The Expected Residual Support Payment (the “Expected Residual Support Payment”) was paid by GM at lease inception and represented that portion of the Original Residual Support Guaranty expected to be owed to GMAC upon remarketing of the returned lease vehicle.

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(B) The Actual Residual Support Payment Required (the “Actual Residual Support Payment Required”) is calculated as follows:

(1) For instances where the actual resale proceeds are less than the contract residual (less any residual support provided by GMAC itself), the difference between the contract residual value (less any residual support provided by GMAC itself) and the actual resale proceeds, up to a maximum of the Adjusted Residual Support Guaranty.

(2) For instances where the actual resale proceeds are equal to or greater than the contract residual (less any residual support provided by GMAC itself), zero.

(C) The amount of the Adjusted Residual Support Guaranty (the “Adjusted Residual Support Guaranty”) is calculated as follows:

(1) For contracts terminating at scheduled maturity, the Adjusted Residual Support Guaranty is calculated to be 100% of the Original Residual Support Guaranty.

(2) For contracts terminating prior to scheduled maturity (including defaults and situations where the Consumer never purchased or returned the vehicle (a “Skip”)), the Adjusted Residual Support Guaranty is calculated by dividing the number of months that the contract was actually outstanding by the number of months in the original contract term and multiplying that by the Original Residual Support Guaranty. In the case of Skips, the actual number of months outstanding is determined based on when the vehicle is classified as a Skip.

(ii) GMAC will prepare a True-Up Payment statement for GM, and the party owing the True-Up Payment will remit the True-Up Payments accrued in a month in accordance with the monthly payment terms outlined in Section 3.12.

(iii) “Adjusted ALG” means, with respect to any lease contract, the original ALG value underlying such contract, modified for adjustments made historically, in accordance with the expected residual value impact as specified in the ALG of the following:

(A) low mileage leases;

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(B) additional mileage over and above the original ALG value underlying such contract;

(C) GMAC allowed dealer-installed accessories; and

(D) interpolation for odd-term leases.

(iv) If GMAC decides to add its own residual support, it does so at its own risk and expense.

(b) Residual Exposure at End of Lease. As part of the remarketing arrangement between GM and GMAC, the following risk-sharing arrangement applies to all returned SmartLease vehicles under leases dated between November 30, 2006 and December 23, 2008 and booked by GMAC where the underlying lease is from a GM Dealer and the vehicle is remarketed through a physical or internet auction:

(i) Following the resale of a SmartLease vehicle under the Remarketing Services Agreement between GM and GMAC, dated as of November 30, 2006, as amended, GMAC will receive the net proceeds of such sale, calculated as the gross proceeds of the sale before any auction expenses are subtracted, plus any insurance settlement, plus any allowed insurance deductible, plus any allowed mileage charge, plus any additional mileage purchased up front, less any unused mileage refunded at the termination of the related lease, plus any allowed excess wear and tear (“Resale Proceeds”).

(ii) If the Resale Proceeds are less than the Adjusted ALG value but greater than or equal to [***] of Residualized MSRP, GM will pay GMAC the lesser of (a) [***] of the difference between the Resale Proceeds and the Adjusted ALG and (b) [***] of the Residualized MSRP.

(iii) If Resale Proceeds are less than [***] of the Residualized MSRP, GM will pay GMAC the lesser of (a) [***] of the shortfall, if any, of [***] of the Residualized MSRP from the Adjusted ALG and (b) [***] of the Residualized MSRP.

(iv) For the avoidance of doubt, GMAC is solely responsible for any shortfall of Resale Proceeds below [***] of the Residualized MSRP (i.e., GM will not pay GMAC any portion of such amount).

(v) For purposes of this Section 3.8(b), “Residualized MSRP” means the MSRP of the vehicle, including destination and freight charges, plus any allowable dealer-installed options as listed in the ALG, less the cost of any removed equipment, plus any option package discount that was netted in the vehicle MSRP.

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(c) GM will pay GMAC for such risk sharing costs incurred on a monthly basis in accordance with Section 3.12.

SECTION 3.9 Quarterly Stand-By Fee. Commencing with the quarter beginning January 1, 2009 and terminating with the quarter ending December 31, 2014, GM is obligated to pay GMAC a quarterly stand-by fee equal to $3,750,000 per quarter, for a total of $90,000,000.

SECTION 3.10 Nameplate Elimination. (a) If GM makes any public announcement (including a press release, a Form 8-K filing, a statement of GM management during an investor conference call, and a statement of GM management during a press conference) indicating that it is doing any of the following (each a “Nameplate Elimination”): considering, in the process of implementing (e.g., negotiating a sale agreement), implementing or attempting to implement (e.g., seeking offers from buyers) one or more strategic options (e.g., discontinue, phase-out, sell, etc.) generally, or a strategic option in particular, as to a vehicle nameplate brand (Buick, Cadillac, Chevrolet, Pontiac, GMC, Hummer, Saab, Saturn, or any future brand that the parties mutually agree should be considered for purposes of this Section 3.10), then GM will reimburse GMAC for actual incremental residual losses, or GMAC will reimburse GM for actual incremental residual gains, incurred by GMAC resulting from the Nameplate Elimination on all SmartLease and SmartBuy vehicles outstanding as of the date of GM’s public announcement of the Nameplate Elimination (each vehicle an “Eliminated Vehicle”) and any new contracts written between the announcement date and the earlier of (1) the next date that the ALG is updated to reflect a residual value that comprehends GM’s public announcement of the Nameplate Elimination, and (2) the date that is 3 months after GM’s public announcement of the Nameplate Elimination. The parties acknowledge that a Nameplate Elimination of Hummer, Saab, Saturn and Pontiac occurred as of the following dates, thereby triggering their obligations under this Section 3.10 as of those dates:

Hummer: June 3, 2008

Saturn: December 2, 2008

Saab: December 2, 2008

Pontiac: April 27, 2009

(b) GMAC will calculate the amount of the actual incremental residual loss or gain incurred by GMAC (and will promptly share such calculations with GM) as follows:

(i) For the period immediately preceding the announcement of the Nameplate Elimination, each Eliminated Vehicle model will be compared to a mutually agreed upon specified comparable non-Eliminated Vehicle model (“Comparable Model”). A “Baseline Differential” for each Eliminated Vehicle model will be determined by taking Resale Proceeds as a percent of estimated dealer cost (“EDC”) for each Eliminated Vehicle model less Resale Proceeds as a percent of EDC for its Comparable Model based on the performance of scheduled

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terminations of the predominant original lease term for that model (e.g., 36-months) for the 12-month period immediately preceding the announcement of the Nameplate Elimination.

(ii) For each month following the announcement of the Nameplate Elimination, the “Actual Monthly Differential” for each Eliminated Vehicle model will be determined by taking average Resale Proceeds as a percent of average EDC for each Eliminated Vehicle model less average Resale Proceeds as a percent of average EDC for its Comparable Model based on the performance of scheduled terminations of the predominant original lease term for that model (determined in paragraph (b)(i) above) during the month.

(iii) For each month, the Actual Monthly Differential will then be compared to the Baseline Differential on each Eliminated Vehicle model.

(A) If the Actual Monthly Differential less the Baseline Differential is a percentage less than 0 for any particular Eliminated Vehicle model, then such percentage will be applied to the cumulative EDC for all scheduled and early terminations during that month for that Eliminated Vehicle model to determine the incremental loss for that Eliminated Vehicle model for that particular month (“Gross Incremental Losses”). For example, if, in November, the Actual Monthly Differential on an Eliminated Vehicle model is -4.2% of EDC and the Baseline Differential for that same Eliminated Vehicle model is -2.0% of EDC, then the Gross Incremental Losses for that Eliminated Vehicle model for all terminations in November will be equal to -2.2% (= -4.2% - -2.0%) times the total EDC for all of those Eliminated Vehicles.

(B) If the Actual Monthly Differential less the Baseline Differential is a percentage greater than or equal to 0 for any particular Eliminated Vehicle model, then such percentage will be applied to the cumulative EDC for all scheduled and early terminations during that month for that Eliminated Vehicle model to determine the incremental gain for that Eliminated Vehicle model for that particular month (“Gross Incremental Gains”). In the previous example, if the Actual Monthly Differential is instead -1.3% of EDC, then the Gross Incremental Gains will be +0.7% for that Eliminated Vehicle model in November (-1.3% - -2.0% = +0.7%) times the total EDC for all of those Eliminated Vehicles.

(iv) To the extent that any portion of the Gross Incremental Losses for any particular Eliminated Vehicle model for a particular month are already partially or wholly covered by GM’s obligations under Section 3.8(a), Section 3.8(b) or Section 3.11 of this Agreement, then the Gross Incremental Losses for that particular Eliminated Vehicle model for that particular month will be reduced accordingly (the reduced amount being the “Net Incremental Losses”).

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(v) To the extent that any portion of the Gross Incremental Gains for any particular Eliminated Vehicle model for a particular month are already partially or wholly covered by GM’s obligations under Section 3.8(a), Section 3.8(b) or Section 3.11 of this Agreement, then the Gross Incremental Gains for that particular Eliminated Vehicle model for that particular month will be increased accordingly (the increased amount being the “Net Incremental Gains”).

(vi) GM will pay the total sum of the Net Incremental Losses to GMAC and GMAC will pay the total sum of the Net Incremental Gains to GM during the preceding quarter on a quarterly basis in accordance with Section 3.12.

(vii) GMAC will not be entitled to increase future pricing as a result of decreased residual performance linked to Eliminated Vehicle models following the announcement of a Nameplate Elimination.

(c) If an already-chosen Comparable Vehicle is subsequently included in a Nameplate Elimination or if the number of Eliminated Vehicles are such that a Comparable Vehicle cannot be reasonably ascertained for each Eliminated Vehicle, the parties will work together to develop a mutually agreeable solution.

(d) To the extent GMAC believes that, in substance, a nameplate brand has been effectively eliminated by the discontinuation of a substantial portion of that brand’s models, then GM and GMAC will discuss, in good faith, whether the discontinuation should be treated as a Nameplate Elimination. For purposes of this Section 3.10(d), discontinuation of a model does not include replacement of it by another model, so long as the replacement model is available for Consumers to order within 15 months of such discontinuation.

SECTION 3.11 Lease Pull Ahead Programs. (a) GM may offer incentives to encourage Consumers to terminate their lease contracts or balloon installment contracts that GMAC purchased from GM Dealers, and return their vehicles before the scheduled maturity date, thereby relieving the Consumers of all or a portion of the obligations under their contracts if they simultaneously purchase or lease a new GM vehicle (e.g. from November 1, 2005 through December 31, 2005 Consumers were offered the opportunity to pull ahead contracts scheduled to mature from January through April 2006). GM will determine the periods during which the pull ahead programs are offered. GM is responsible for the total net cost of each lease pull ahead program and will reimburse GMAC for its total net cost of this program as provided in Exhibit C. If the program results in a net benefit to GM and GMAC, they will share equally in such benefit.

(b) GM will pay GMAC for vehicles returned in a particular month on a monthly basis in accordance with Section 3.12.

(c) GMAC will prepare and provide to GM a true-up statement once principally all eligible vehicles that did not pull ahead have been remarketed and it is

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possible to compare the remarketing proceeds of the vehicles that were pulled ahead to the remarketing proceeds of the eligible comparison vehicles that did not pull ahead. The true-up payment will be made in accordance with Section 3.12 by the party that owes the payment.

SECTION 3.12 Payment Terms. The following payment terms apply to all amounts payable under this Agreement, unless otherwise indicated herein.

(a) The party to whom payment is owed (“Payee”) will invoice the party that owes the payment (“Payor”) for amounts due for a particular month, quarter or other period, as applicable, by the 5th Business Day of the following month, quarter or other period, as applicable.

(b) The Payor will make payment by the 15th calendar day of that same following month, quarter or other period, or if the 15th calendar day falls on a day other than a Business Day, by the closest Business Day to the 15th calendar day or if the 15th calendar day is the same number of calendar days from two Business Days, by the Business day that precedes the 15th calendar day (“Due Date”).

(c) If the Payee does not invoice the Payor by such 5th Business Day, the Due Date will be extended by the same number of calendar days that the Payee delays invoicing the Payor, counted from such 5th Business Day through the date on which the Payee actually invoices the Payor.

(d) Any and all payments not received on or before the Due Date will accrue, and must be paid with, interest at the annual rate of 1.00% above the prime rate of interest as quoted in the Wall Street Journal, from the Due Date until the date the Payee receives full payment.

SECTION 3.13 Participation in Market Update Meetings. GM will notify GMAC about, and will offer GMAC the opportunity to participate in, scheduled GM “Market Update” meetings, provided that if there is a specific agenda item that GM determines in its good faith business judgment to be not appropriate for GMAC’s attendance, GMAC will not attend that portion of the meeting during which such agenda item is addressed. GM may also choose, in its sole discretion, to provide GMAC with notice of and an opportunity to attend other meetings pertaining to marketing plans, incentive strategies or tactics. GM will not be required to provide information that it deems in its good faith business judgment to be confidential or significantly burdensome to produce. GMAC may share information it receives with others who have a need to know to implement programs, consistent with GM’s Vehicle Sales Service and Marketing business unit’s policies on program implementation timing and confidentiality of information.

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ARTICLE IV

TERM; TERMINATION

SECTION 4.1 Term. The term of this Agreement commenced on December 29, 2008 and, unless earlier terminated as provided for in Section 4.2, expires December 31, 2013 (the “Term”). Notwithstanding the above, the duration of Implementing Agreements will be governed by provisions concerning term and termination contained in such Implementing Agreements.

SECTION 4.2 Termination. This Agreement may be terminated prior to the scheduled expiration as follows:

(a) by either party on the 60th day after giving written notice to the other party of material breach of this Agreement by such other party, if such material breach has not been cured to the reasonable satisfaction of the non-breaching party on or before such 60th day;

(b) to the extent that any Governmental Authority requires GM or GMAC to terminate this Agreement or any material obligation(s) under, then any such termination will be effective as of the effective date of such required termination; or

(c) if GMAC or any Subsidiary of GMAC that is a party to this Agreement through an Opt-in Letter at any time becomes or is Controlled by an automotive vehicle manufacturer that competes with GM, then GM and any GM Subsidiary that is a party to this agreement through an Opt-in Letter may terminate this Agreement as it relates to GMAC or such GMAC Subsidiary, as applicable.

SECTION 4.3 Obligations Upon Expiration or Termination. (a) Upon the expiration or termination of this Agreement for any reason, GM and GMAC will:

(i) to the extent reasonably requested by either party, fully cooperate in any transfer of any servicing functions contemplated by this Agreement to a third party; and

(ii) complete performance of any pending, “in-progress” obligations according to such standards, including confidentiality, security and accuracy, as were in effect under this Agreement prior to its termination and compensate each other for such services to the same extent as if such services had been performed during the Term of this Agreement.

(b) In addition to any other provision that is stated herein to survive expiration or termination of this Agreement, Sections 3.8 and 3.9 survive expiration or termination of this Agreement and Section 3.10 survives expiration or termination

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of this Agreement for any Nameplate Elimination initiated before such expiration or termination until all obligations of the parties under such Sections have been met.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

GM and GMAC each hereby represent and warrant to the other party that, as of the date hereof:

(a) It is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it was formed and has all requisite power and authority to enter into and perform all of its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by it have been duly authorized by all requisite action on its part.

(c) This Agreement constitutes a valid and binding obligation of it and is enforceable against it in accordance with its terms.

(d) The execution and performance of this Agreement by it will not (i) violate any provision of applicable law, (ii) conflict with the terms or provisions of its organizational or governance documents, or any other material instrument relating to the conduct of its business or the ownership of its property or (iii) conflict with any other material agreement to which it is a party or by which it is bound.

(e) There are no actions, suits, proceedings or other litigation or governmental investigations pending or, to its knowledge, threatened, by or against it with respect to this Agreement or in connection with the Dealings contemplated by this Agreement.

(f) There is no order, injunction, or decree outstanding against, or relating to, it that could reasonably be expected to have a material adverse effect upon its ability to perform its obligations under this Agreement.

ARTICLE VI

INTELLECTUAL PROPERTY/TRADEMARK

In accordance with the Intellectual Property License Agreement between GM and GMAC, dated as of November 30, 2006, as amended, GM and GMAC have each granted the

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other party a worldwide license to use and display its various names, trademarks, service marks and copyrights for the purpose of performing the services contemplated by this Agreement.

ARTICLE VII

AUDITS BY THE PARTIES

SECTION 7.1 Cooperation. For Compliance Audits and to facilitate audits, reviews, and investigations by Governmental Authorities, GM and GMAC will provide the other party and, subject to the execution of appropriate and reasonable confidentiality agreements, its agents, upon not less than five Business Days prior notice, reasonable assistance and access, during regular business hours, to its files, books, and records pertaining to the services contemplated by this Agreement. Neither GM nor GMAC may perform Compliance Audits more than once in any 6-month period. Any Compliance Audit will be limited in duration, manner, and scope reasonably necessary and appropriate to confirm compliance with the terms and conditions of this Agreement.

ARTICLE VIII

LIABILITY AND REMEDIES

SECTION 8.1 Liability. Each party will be liable in contract for the breach of its obligations, covenants, and agreements under this Agreement, and will not be liable to the other party: (i) under tort, except for gross negligence or willful misconduct; (ii) for equitable claims (but not including any equitable remedies); or (iii) for claims arising out of any contract with any customer, dealer, or other third party or otherwise in connection with their relationship with such Persons except as provided in Article III of this Agreement.

SECTION 8.2 Limitation of Liability. Neither party is liable under Section 8.1 for any:

(a) damages caused by a Force Majeure Condition; or

(b) indirect, incidental, consequential, or non-economic damages.

SECTION 8.3 Equitable Remedies Permitted. Nothing in this Article limits or restricts either party’s ability to seek equitable remedies, including specific performance.

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ARTICLE IX

CONFIDENTIALITY

SECTION 9.1 Nondisclosure. Neither party will use or disclose any Confidential Information of the other party or the terms, conditions and provisions of this Agreement except (i) to its Representatives to the extent reasonably necessary to perform its obligations under this Agreement or any other services agreements between the parties, (ii) to the extent expressly consented to by the other party, (iii) to the extent provided under Section 3.2 in connection with Third Party Programs or (iv) upon at least ten Business Days’ written notice to the other party, to the extent required to be disclosed by any of the following: (A) order of a court of competent jurisdiction, administrative agency or governmental body; (B) by subpoena, summons or other legal process; (C) law, regulation or rule; (D) applicable regulatory or professional standards; or (E) in connection with any judicial or other adjudicatory proceeding in which GM or GMAC is a party; provided, however, that the party required to make any disclosure otherwise in contravention of Section 9.1 will, if possible, promptly notify the other party of any such requirement so that such other party, at its sole cost and expense, may seek an appropriate protective order.

SECTION 9.2 Survival. The provisions of this Article IX survive the expiration or termination of this Agreement and remain in force and effect for five years following expiration and termination of this Agreement for GMAC’s pricing model and three years following expiration or termination of this Agreement for all other Confidential Information.

SECTION 9.3 Information Security. (a) GM and GMAC will take all necessary technical and organizational precautions to ensure that each other’s Confidential Information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction by third parties while such information is in its possession or control and will ensure that such information is not processed in other ways contradictory to privacy and/or data protection laws.

(b) Upon written request, GM and GMAC will provide each other reasonable information regarding the processing of such information, including where and how such information is stored, who has access to such information and why and what security measures are taken to ensure that such information is protected from unauthorized access, alteration, disclosure, erasure, manipulation and destruction while in its possession or control.

(c) GM and GMAC will maintain sufficient procedures to detect and respond to security breaches involving Confidential Information and will inform each other as soon as practicable when either of them suspects or learns of malicious activity involving such Confidential Information, including an estimate of the activity’s effect on the other party and the corrective action taken.

SECTION 9.4 Data Privacy.

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(a) GM and GMAC each will treat Confidential Personal Information confidentially and use or disclose Confidential Personal Information only in connection with providing Consumer Financing services and their other obligations under this Agreement. GM and GMAC each will restrict disclosure of Confidential Personal Information to their employees or agents who have a need to know such information in connection with providing Consumer Financing services and the performance of the parties’ other obligations under this Agreement.

(b) Unless otherwise prohibited by law, GM and GMAC each will immediately notify the other party of any legal process served on such party for the purpose of obtaining Confidential Personal Information and, prior to disclosure of any Confidential Personal Information in connection with such process, use its reasonable best efforts to give the other party adequate time to exercise its legal options to prohibit or limit such disclosure.

(c) GM and GMAC each will implement appropriate measures designed to meet the following objectives: (i) ensure the security and confidentiality of Confidential Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of such information and (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person about whom the Confidential Personal Information refers.

(d) Within ten days following termination of this Agreement or ten days following the completion of a project for which the Confidential Personal Information has been provided, whichever first occurs, upon the other party’s request, GM or GMAC, as the case may be, will (i) return the other party’s Confidential Personal Information to such other party or (ii) certify in writing to the other party that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

(e) GM and GMAC will notify each other promptly upon the discovery of any loss, unauthorized disclosure, unauthorized access or unauthorized use of the Confidential Personal Information and will indemnify the other party and hold the other party harmless for such loss, unauthorized disclosure, unauthorized access or unauthorized use, including attorney’s fees.

(f) If GM and GMAC intend to exchange Confidential Personal Information or any other personal information regarding individuals located outside the United States, the parties will take appropriate steps, including using reasonable efforts to obtain consents from the GM Dealers or other Persons if necessary, and execute ancillary agreements to ensure compliance with the data privacy laws in such jurisdiction. Similarly, if any Governmental Authority in the United States enacts laws or regulations that relate to the exchange of dealer or other third party information under this Agreement, the parties will take appropriate steps to ensure compliance with such laws or regulations.

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ARTICLE X

MISCELLANEOUS

SECTION 10.1 Successors and Assigns. This Agreement binds and inures to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement (by operation of law or otherwise) to any party other than one of its Subsidiaries without the consent of the other party hereto, which consent will not be unreasonably withheld; provided that any assignment or transfer to any Subsidiary will not relieve any party of its obligations under this Agreement.

SECTION 10.2 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, confers upon any person or entity, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

SECTION 10.3 Waiver. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, will not operate or be construed as a waiver of any default, right, or remedy or of that party’s right to insist upon strict compliance in the future. No waiver of any term, condition, or other provision of this Agreement is effective against a party unless acknowledged by such party in writing.

SECTION 10.4 Unenforceability. If a court of competent jurisdiction holds any one or more of the provisions of this Agreement to be unenforceable in any respect under the laws of any state of the United States or any other applicable jurisdiction, such unenforceability will not affect any other provision. In such event, the parties will substitute a provision that is as close as possible to the intent of the original unenforceable provisions.

SECTION 10.5 Headings. Headings used in this Agreement are for reference purposes only and will not to be deemed a part of this Agreement or used in the interpretations of the substantive provisions of it.

SECTION 10.6 Governing Law. This Agreement is governed by, and construed and enforced in accordance with the laws of the State of New York, excluding any conflict of law provisions that would require application of any other law.

SECTION 10.7 Dispute Resolution. Any dispute, controversy, claim, or disagreement arising from or in connection with this Agreement (“Dispute”), will be exclusively governed by and resolved in accordance with the provisions of this Section 10.7. Except as provided in this Section 10.7, neither party will seek judicial relief of any Dispute.

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(a) Any Dispute which cannot be resolved at the working level will in the first instance be submitted to the Coordinating Committee, whenever practical via notice with reasonable detail to each member in advance of the next scheduled meeting.

(b) If at formal meeting or within 10 Business Days thereafter (unless a different time is agreed to by the Coordinating Committee) the Coordinating Committee is unable to resolve any such Dispute, it will immediately be escalated to the GMAC President Auto Finance and the GM Treasurer, or their designees for the particular matter, for resolution.

(c) Any Dispute under this Agreement which is not resolved by the GMAC President Auto Finance and the GM Treasurer (or their designees for the particular matter) within 30 days of submission to them will immediately be escalated to the GMAC CEO and GM CFO. If a Dispute is not resolved within 90 days of the date of escalation to the GMAC Auto President and GM Treasurer, either party may pursue legal remedies.

(d) Each party agrees that any suit, action or proceeding against the other party arising out of or relating to this Agreement or any transaction contemplated hereby will be brought in any federal or state court located in the city, county and State of New York, and each party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in this Agreement for notice will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) This Section 10.7 will not limit either party’s right to apply to a court of competent jurisdiction for equitable, provisional relief with respect to any Dispute pending the resolution of the Dispute pursuant to this Section 10.7.

SECTION 10.8 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between GMAC and GM with respect to the subject matter of this Agreement and, except to the extent otherwise contemplated by this Agreement, supersedes all previous oral and written agreements, proposals, negotiations, representations, commitments, and other communications among the parties with respect to its subject matter. Notwithstanding the foregoing, to the extent Dealings related to Consumer Financing are not covered by this Agreement or another agreement between GM and GMAC, GM and GMAC will address such situation and enter into a separate agreement, consistent with current and historical practice in the United States and the spirit of this Agreement.

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SECTION 10.9 Amendments. This Agreement may not be revised, discharged, altered, amended, modified, or renewed except by a writing signed by duly authorized representatives of the parties.

SECTION 10.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

SECTION 10.11 Publicity. Neither party, without the prior written approval of the other party, will publicly announce or disclose the terms of this Agreement, except as required by law (subject, in each case, to giving the other party notice as promptly as possible of its intention to make such announcement or disclosure and providing the other party an opportunity to comment upon the content of such announcement or disclosure).

SECTION 10.12 Notices. (a) Except for notices, requests, and other communications regarding operational matters (e.g., drafting authorizations, credit line suspension notices) which each party currently sends, and has historically sent, to individuals at the operating levels of the other party (“Operational Notices”), all legal notices, requests, and other communications to any party hereto required by or permitted under this Agreement (“Notices”) must be in writing (including facsimile transmittal) and sent to the addresses indicated below:

To GM:

GM Treasurer

767 Fifth Avenue, 14th Floor

New York, NY 10153

Facsimile: 212-418-3630

with a copy to:

Executive Director, VSSM Finance

Mail Code 482-A39-B86

100 Renaissance Center

PO BOX 100

Detroit, MI 48265

Fax: 313-667-5260

To GMAC:

President Auto Finance

Mail Code 482-B12-D11

200 Renaissance Center

PO BOX 200

Detroit, MI 48265

Facsimile: 313 665 6309

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with a copy to:

General Counsel

Mail Code 482-B09-B11

200 Renaissance Center

PO BOX 200

Detroit, MI 48265

Facsimile: 313 665 6189

or at such other address to the attention of such other person as either party may designate by notice to the other party hereto. All Notices are deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any Notice is deemed not to have been received until the next succeeding Business Day in the place of receipt.

(b) Operational Notices will be deemed to be given and received in any manner consistent with current and historical practice. Notice will be deemed given and received as follows: (i) if given by facsimile, when the facsimile is transmitted to compatible equipment in the possession of the recipient and confirmation of complete receipt is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours; (ii) if hand delivered to a party against a receipted copy, when the copy is receipted; (iii) if given by a nationally recognized and reputable overnight delivery service, the day on which the notice is actually received by the party; or (iv) if given by certified mail, return receipt requested, postage prepaid, two Business Days after it is posted with the United States Postal Service.

(c) The provisions above governing the date on which a Notice is deemed to have been received by a party means and refers to the date on which a party, and not its counsel or other recipient to which a copy of the Notice may be sent, is deemed to have received the Notice.

(d) If a Notice is tendered pursuant to the provisions of this Agreement and is refused by the intended recipient, the Notice will nonetheless be deemed to have been given and is effective as of the date provided in this Agreement.

(e) In any event, any Notice given to a party in a manner other than that provided in this Agreement that the party actually receives, is effective with respect to the party on receipt.

SECTION 10.13 Force Majeure. Neither GM nor GMAC is liable for a delay in performance or failure to perform any obligation under this Agreement to the extent such delay is due to causes beyond its control and is without its fault or negligence, including natural disasters, governmental regulations or orders, civil disturbance, war conditions, acts of terrorism or strikes, lock-outs or other labor disputes (“Force Majeure Condition”). The performance of

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission any obligation suspended due to a Force Majeure Condition will resume as soon as reasonably possible as and when the Force Majeure Condition subsides.

SECTION 10.14 Relationship of Parties. Nothing contained in this Agreement will be construed as creating a joint venture, association, partnership, franchise, or other form of business or relationship, and nothing contained in this Agreement will be construed as making a party liable for the debts or obligations of the other party, unless expressly provided in this Agreement.

SECTION 10.15 Effective Date. This Agreement is effective on the date provided in the first paragraph of this Agreement.

SECTION 10.16 Designated Incorporation. The parties understand and agree that the provisions of Section 2 of the Amended and Restated Master Services Agreement of the date herewith between GM and GMAC are hereby incorporated by reference into this Agreement.

[remainder of page intentionally blank; signature page follows]

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Amended and Restated United States Consumer Financing Service Agreement.

GENERAL MOTORS CORPORATION,

by
Name:
Title:

GMAC LLC,

by
Name:
Title:

[SIGNATURE PAGE TO USCFSA]

EXHIBIT A

FORM OF OPT-IN LETTER

[Note in some cases, a GM Subsidiary and GMAC Subsidiary in the same jurisdiction may choose to execute one opt in letter (e.g. in Canada)]

To: [other parent company]

General Motors Corporation (“GM”) and GMAC LLC (“GMAC”) have entered into a number of services agreements establishing the terms and conditions applicable to inter-corporate dealings between GM and its subsidiaries on the one hand and GMAC and its subsidiaries on the other hand in certain specified countries, certain of which have been amended and restated on May 22, 2009 in connection with the conversion of GMAC Bank, a wholly owned subsidiary of GMAC, from a Utah industrial loan company to a Utah commercial bank. [Insert subsidiary name] (“Subsidiary”) desires to enjoy the rights and benefits under and flowing from one or more of the services agreements as marked with an “X” below (“Specified Service Agreement(s)”). Therefore, Subsidiary hereby adopts for itself, and binds itself to, the terms and conditions of each of the Specified Services Agreements and any amendments thereto executed by GM and GMAC, with or without prior consultation with Subsidiary, as though Subsidiary is an original party to the Specified Services Agreements, with the exceptions as specified below. Subsidiary agrees that it may not:

1.	Assign this Opt-in Letter, or the rights and obligations under it or any of the Specified Services Agreements, to anyone, absent GM’s and GMAC’s prior written consent; or

2.	Unilaterally terminate this Opt-in Letter.

Specified Services Agreements (check all that apply):

[ ] Amended and Restated International Consumer Financing Services Agreement	[ ] Amended and Restated United States Consumer Financing Services Agreement

[ ] Amended and Restated Dealer Financing Services Agreement	[ ] Amended and Restated Canada Consumer Financing Services Agreement

[ ] Marketing Services Agreement	[ ] Remarketing Services Agreement

[ ] European Cooperation Agreement	[ ] Insurance Services Agreement

[ ] Shared and Transition Services Agreement	[ ] Amended and Restated Master Services Agreement

Exceptions required by local legal requirements and commercial practice:

[Agreement name]

[Agreement section]: [Text of exception].

[Agreement name]

[Agreement section]: [Text of exception].

With respect to each Specified Service Agreement, this Opt-in Letter is effective upon the occurrence of all of the following:

1.	Execution of this Opt-In Letter by Subsidiary; and

2.	Acceptance of any exceptions by GM or GMAC, as appropriate.

[NAME OF SUBSIDIARY],

by
Name:
Title:
Date:

Exceptions accepted by [OTHER PARENT COMPANY] ,

by
Name:
Title:
Date:

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EXHIBIT B

SUPPORT RATE PRICING

1. Overall Support Rate Pricing

•	Support Rate methodology and pricing will be consistent with the Overriding Principles
•	GMAC will set GM Support Rate prices using its pricing models, which may be modified or re-designed [***]
•	Methodologies used to set assumptions, as outlined in Section 3 of this Exhibit B, may be changed or modified, [***]
•

GMAC will provide GM with a preview and estimated impact of any new or re-designed pricing model, any major changes in methodology that are expected to have a more than [***] impact on Support Rates, or any change in pricing segmentation

–	Preview will be at least [***] prior to the effectiveness of the Support Rates derived from using the new / re-designed model, changed methodology, or revised pricing segmentation
–	[***]
•	Support Rates will be set at [***]
–	The [***] will be achieved [***].
–	[***]
–	GMAC will choose the appropriate time period from which to pull contract characteristics to run the pricing models based on available internal knowledge and external factors, but will typically use contracts booked during [***]
•	For the avoidance of doubt, [***] are not allowed, and GMAC will not [***] in future GM Support Rates
•	The methodology described herein is applicable to new and used retail installment sale contracts and Finance Leases only
•	GMAC commits to [***]
–	To eliminate any question, consistent with Article VII, GM will have audit rights to review GMAC’s pricing calculations, pricing assumptions and pricing models including any relevant supporting agreements, contracts, documents, etc. (including funding facility agreements but only to the extent the other party(ies) to the agreements allow it)

2. Notification Timing

•	GMAC will update Support Rates on a monthly basis and provide them to GM at least 3 Business Days before the [***] day of each month
–	If unforeseen circumstances (e.g., a capital markets upheaval such as experienced on 9/11, a natural disaster, etc.) prohibit GMAC from delivering the Support Rates on time, GMAC will notify GM as soon as it is aware of the potential delay and provide GM with an estimated delivery date
•	The delayed delivery date will be no later than the 4th Business Day of the month in which the Support Rates are effective

•	Updated Support Rates will become effective on [***], unless otherwise agreed by GM and GMAC, or as provided in Exhibit E
•

No later than 2 Business Days after GMAC notifies GM of updated Support Rates, GMAC will provide GM with summaries of the data and analyses supporting any changes to the assumptions, as well as a copy of the pricing model used to determine the rates

–	As noted in Section 1 of this Exhibit B, GMAC will provide GM with a preview and estimated impact of any new or re-designed pricing model, any major changes in methodology that are expected to [***], or any revised pricing segmentation at least [***] before the applicable Support Rates go into effect
•

GM will have 15 Business Days after receiving the assumption data and analyses to review and challenge GMAC’s pricing actions. GM may make reasonable requests for additional information or clarification on the analysis provided, and GMAC will put forth its best efforts to provide the requested information in a timely manner

–	GM will have 10 Business Days from the time it receives additional requested information / clarification to complete its review and challenge GMAC’s pricing actions
–	If GM does challenge, the Dispute will follow the resolution process set forth in Section 10.7 of the Agreement, including the requirement to work at the local level prior to escalation
•

If GM successfully challenges GMAC’s calculations of its Support Rates, GMAC will reimburse GM (or receive from GM) any excess payments made (or deficit in payments not made) by GM from the time that GM began being charged the incorrectly determined Support Rates

3. Pricing Assumptions

•	Pricing assumptions will be updated using methodologies developed by GMAC
–	The update frequency of the various assumptions will be as set forth in this Exhibit B
–

Any model improvements, upgrades, replacements, or corrections of inaccuracies will be made at the same time as a regularly scheduled assumption update and subject to the same scrutiny as assumption updates

–	Such improvements or corrections of inaccuracies can also be suggested by GM
•	All of the assumptions will be reviewed on a periodic basis, no more often than [***] and no less often than [***], unless GM and GMAC agree otherwise, and the pricing model updated as necessary
•

GM and GMAC recognize that the data underlying many of the assumptions may be based on projections as true actual experience is not always readily available, timely, or relevant to current circumstances

•	The following provides an overview of how GMAC intends to update its pricing assumptions

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3.6 Other Assumptions

–	GMAC commits to incorporating all relevant assumptions necessary to estimate [***]
•	As previously agreed by GM and GMAC, [***]
–	Other assumptions used in the pricing models could include:
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
–	GMAC will develop methodologies and update the other pricing model assumptions [***]

Updates may be as frequent as monthly, but are more likely to be on a quarterly, semi-annual, or annual basis as these items can be time-consuming to update and do not generally change appreciably over short periods of time

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EXHIBIT C

REIMBURSEMENT OF COSTS RELATED TO LEASE PULL-AHEADS

The net cost of a lease pull-ahead program will include the following components:

[***]

EXHIBIT D

DESIGNATIONS TO THE COORDINATING COMMITTEE

(as of May 22, 2009)

GMAC MEMBERS:

Executive Vice-President, North American Operations (Barbara Stokel)

Group Vice President, North American Operations Finance (Linda Zukauckas)

GMAC EX OFFICIO MEMBERS:

Vice President, North America Operations, Remarketing (Mark Newman)

General Director, North America Operations, Marketing (Kathleen Ruble)

Vice President, Risk Management and Chief Credit Officer (Thomas Bennert)

Business Unit Treasury Executive (David Walker)

GM MEMBERS:

GMNA Vice President, President VSSM (Mark LaNeve)

GMNA Vice President, Executive Director, Sales Support Group (James Bunnell)

GMNA Vice President and CFO, (Joseph Peter)

Assistant Treasurer, Treasurer’s Office (Adil Mistry)

GM EX OFFICIO MEMBERS:

Executive Director, VSSM Finance (Edward Toporzycki)

GMNA Vice President, Director, Retail Initiatives (Chuck Thomson)

Director, Remarketing (Mark Mathews)

LEAD MEMBERS:

GM: GMNA Vice President and CFO (Joseph Peter)

GMAC: Group Vice President, North American Operations Finance (Linda Zukauckas)

CHAIR:

GMNA Vice President and CFO (Joseph Peter)

SECRETARY:

Group Vice President, North American Operations Finance (Linda Zukauckas)

EXHIBIT E

[***] FRAMEWORK

Overview of Steps

1.	Compute [***]

2.	Compute [***]

3.	Compare [***]

Detail for Steps

1.	Compute [***]

•	GMAC’s [***] for the GM Special Program that GM is considering will be computed by [***]

•	Third Party’s [***] for the GM Special Program that GM is considering will be computed by [***]

•	GM will also determine the [***] (or other agreed-upon criteria) for the GM Special Program being considered

GM may request such data from GMAC for this purpose and GMAC will provide it in a timely manner, to the extent it is available

GMAC for terms ≤ x months (for example)

	Credit Score Range #1	Credit Score Range #2	…	Credit Score Range #y
% Advance Range #1%		%		%
% Advance Range #2%		%		%
…..
% Advance Range #y	%	%		%
[***]

Third Party for terms ≤ x months (for example)

	Credit Score Range #1	Credit Score Range #2	…	Credit Score Range #y
% Advance Range #1%		%		%
% Advance Range #2%		%		%
…..
% Advance Range #y	%	%		%
[***]

•

Prior to each Third Party comparison, GM will provide GMAC with an outline of the intended GM Special Program and give GMAC the opportunity to update its support rates. GMAC will have [***] to respond and update its quote, consistent with methodology in Exhibit B. If GMAC does not respond, GM will utilize the GMAC support rates then in effect, which GMAC will provide in the appropriate format (for example, as shown in table above)

2. Compute [***]

•	[***]

•	Adjustments will be made as dictated by the facts and circumstances of the specific GM Special Program and by the components making up GMAC’s and the Third Party’s rates

•	In general, CRGMAC will be determined by:
-	[***].
-	[***].
-	[***].

To the extent GM requires data from GMAC to determine the value of an average contract (eg, average amount financed, expected contract life, etc) based on the specific GM Special Program or other information, it can request such data from GMAC and GMAC will provide it in a timely manner, to the extent it is available

2

EXHIBIT F

[***] CALCULATION

Steps

1.	Compute [***]

2.	Compute [***]
•	Computations will be as detailed in Exhibit E, except the [***]

3.	[***]

4.	Compute GMAC [***] in [***]
•	In other words, in no case will GMAC [***] be [***], regardless of result from calculation #4

5.	Convert GMAC [***] from basis points to percentage points by dividing by 10,000
•	This resulting [***] in percentage points (pp) will represent the [***]

6.	Determine GMAC [***] in $
•	All calculations in this step will be based on the actual results of the Third Party Program for the period being calculated
–	However, if Third Party actual results are not available, then comparable GMAC data may be substituted if both GM and GMAC agree
–	If both GM and GMAC agree to use comparable GMAC data, at GM’s request, GMAC will provide such data in a timely manner
•	The [***] in pp will be applied to [***]
•	Calculate the [***]
•	[***]
–	Make following substitutions to calculate value of [***]:
•	[***]
•	[***]
–	Read the resulting output from equivalent decimal model calculation to get the weighted average $ [***]
–	[***]
–	Decimal model calculations can be found in GMAC’s document (outside this agreement) titled, “Retail Special Rate Support Formulas,” which GMAC will provide to GM upon request

EXHIBIT G

FORM OF THIRD PARTY [***] CONFIDENTIALITY AGREEMENT

Confidentiality Agreement, between General Motors Corporation (“GM”) and [ • ] (the “Lender”), dated as of [ • ] (this “Agreement”).

WHEREAS, GM is a worldwide manufacturer, distributor, marketer, and seller of motor vehicles and related goods and services.

WHEREAS, the Lender is an institution engaged in the business of providing financing to persons for the purchase of motor vehicles and related goods and services.

WHEREAS, GM and the Lender are considering establishing one or more retail financing programs (the “Lender Programs”), whereby the Lender would provide financing to consumers of GM products and services, and, in connection therewith, it will be necessary for GM and the Lender to exchange information regarding the Lender Programs and information regarding comparable retail financing programs offered to GM by GMAC LLC (“GMAC” and such programs, the “GMAC Programs”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein provided, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agrees as follows:

1.1.	Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Confidential Information” means any information (including data developed from any such information) in any format that meets all of the following criteria: (i) GM, the Lender, or their respective subsidiaries or Representatives (the “receiving party”) obtains the information from the other party (the “disclosing party”) or the disclosing party’s subsidiaries or Representatives before or after the execution of this Agreement; and (ii) the information relates to a GMAC Program or a Lender Program, or is otherwise shared by the disclosing party with the receiving party in connection with the evaluation or operation of a GMAC Program or Lender Program. “Confidential Information” can include information relating to customers and dealerships, pricing, methods, operations, processes, trade secrets, credit programs, financial data, business and financial relationships, technical data, statistics, technical specifications, documentation, research, development or related information, computer systems, employees, and any results or compilations of the foregoing. “Confidential Information” does not include any information that: (i) is or becomes publicly available by any means other than a breach of this Agreement; (ii) was known by the receiving party before its receipt from disclosing party; or (iii) is independently developed by the receiving party without using Confidential Information.

“GMAC Information” means the Support Rates and any and all information about GMAC Programs. Notwithstanding anything to the contrary in this Agreement, all GMAC Information is Confidential Information.

“Representatives” means directors, officers, and employees of a party or its subsidiaries and their respective agents, representatives, auditors, and professional advisors.

“Support Rate” means the interest rate GMAC offers to GM in connection with any incentive program offered by GM to consumers for automotive financing and lease products.

“USCFSA” means the U.S. Consumer Financing Services Agreement, dated as of May 22, 2009, between GM and GMAC.

1.2.	Treatment of Confidential Information. (a) The Lender shall use all GMAC Information disclosed to it for the sole purpose of determining whether the Lender Program meets the applicable competitiveness threshold in the USCFSA, and not for the purposes of any third party, or for any other purpose.

(b) Neither GM nor the Lender nor any of their respective Representatives will disclose any Confidential Information of the other party, except (i) to their respective Representatives to the extent reasonably necessary for evaluating and/or establishing Lender Programs, (ii) to the extent expressly consented to by the other party, or (iii) upon at least ten business days’ written notice to the other party (if delivery of such notice is reasonably practicable in the circumstances), to the extent required to be disclosed by any of the following: (A) order of a court of competent jurisdiction, administrative agency or governmental body; (B) by subpoena, summons or other legal process; (C) law, regulation or rule; (D) applicable regulatory or professional standards; or (E) in connection with any judicial or other adjudicatory proceeding in which GM or the Lender is party; provided, however, that the party required to make any disclosure otherwise in contravention of Section 1.2(b)(iii) will promptly notify the other party of any such requirement so that such other party, at its sole cost and expense, may seek an appropriate protective order, unless providing such notice is not permitted by law.

(c) Each party will safeguard the other party’s Confidential Information from unauthorized access, disclosure, alteration, manipulation, and destruction by a third party.

(d) Each party is, and will remain, the owner of its Confidential Information, and GMAC is, and will remain, the owner of any and all GMAC Information.

1.3.	Term. The provisions of this Agreement shall remain in full force and effect for two years from the date of the last exchange of Confidential Information between the parties.

1.4.	Successors and Assigns. This Agreement binds and inures to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement to any party without the consent of the other party hereto, which consent will not be unreasonably withheld.

1.5.

Third Party Beneficiaries. GMAC is a third party beneficiary of this Agreement with regard to any and all GMAC Information and is entitled to enforce the provisions of this Agreement as to any and all GMAC Information. GMAC’s rights as a third party beneficiary vest immediately upon execution of this Agreement and may not be modified or diminished without GMAC’s prior written consent. Except as otherwise

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provided in this Section 1.5, nothing in this Agreement, express or implied, confers upon any other person or entity, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

1.6.	Waiver. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, will not operate or be construed as a waiver of any default, right, or remedy or of that party’s right to insist upon strict compliance in the future. No waiver of any term, condition, or other provision of this Agreement is effective against a party unless acknowledged by such party in writing.

1.7.	Unenforceability. If a court of competent jurisdiction holds any one or more of the provisions of this Agreement to be unenforceable in any respect under the laws of any state of the United States or any other applicable jurisdiction, such unenforceability will not affect any other provision. In such event, the parties will substitute a provision that is as close as possible to the intent of the original unenforceable provisions.

1.8.	Governing Law. This Agreement is governed by, and construed and enforced in accordance with the laws of the State of New York, excluding any conflict of law provisions that would require application of any other law.

1.9.	Disputes. Each party agrees that any suit, action or proceeding against the other party arising out of or relating to this Agreement or any transaction contemplated hereby will be brought in any federal or state court located in the city, county and State of New York, and each party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth below such party’s signature will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

1.10.	Equitable Remedies. It is understood that the Confidential Information is of special, unique and extraordinary character. Each party may be irreparably harmed by a breach of this Agreement by the other party or its Representatives. Without prejudice to the rights and remedies otherwise available to each of the parties, each party shall be entitled to seek equitable relief by way of injunction or otherwise if the other party or any of its Representatives breaches or threatens to breach any of the provisions of this Agreement.

1.11.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all previous oral and written agreements.

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1.12.	Amendments. This Agreement may not be revised, discharged, altered, amended, modified, or renewed, except by a writing signed by duly authorized representatives of the parties and, in all cases, subject to Section 1.5.

1.13.	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement.

GENERAL MOTORS CORPORATION,

by
Name:
Title:
Address:

[LENDER],

by
Name:
Title:
Address:

4

EXHIBIT H

FORM OF LETTER TO GMAC [***] AUDIT STAFF MEMBERS

[Letterhead of the President, GMAC Financial Services]

Under the Amended and Restated United States Consumer Financing Services Agreement between GM and GMAC (Agreement), GM is permitted to offer consumer financing incentive programs through third party financial institutions under certain circumstances, including that through December 31, 2010, the third party’s support rate offered to GM is [***].

Initially, GM will perform a [***] in accordance with the attached agreed upon framework to determine whether this competitive threshold is met. GM will send its comparative analysis to the GMAC Audit Staff to verify that GM performed the analysis correctly and that the third party’s support rate for the particular program meets the competitive threshold.

Due to the highly sensitive nature of the information the Audit Staff will receive in connection with this verification exercise, GM and GMAC have agreed that:

•

The information received from GM in connection with this exercise will not be made available to any GMAC employee or person outside the members of the Audit Staff responsible for reviewing [***], including GMAC senior management and members of the Audit Staff who are not responsible for reviewing [***]. The only exceptions to this restriction are for disclosure to the GMAC Board of Directors and/or its Audit Committee, or pursuant to a legal requirement (e.g., law, regulation, subpoena, etc.) as determined by the GMAC Legal Staff or outside counsel.

•

The GMAC Audit Staff will use the [***] information received from GM only for the purpose of verifying whether GM performed its analysis correctly and that the third party’s support rate for the particular program meets the competitive threshold.

•	Any member of the GMAC Audit Staff who has responsibilities related to, or input into, NAO consumer auto financing will have no part in the verification exercise.

Therefore, if you become involved in a pricing verification exercise, you are hereby instructed to not disclose the information you receive from GM to any GMAC employee or person outside the members of the Audit Staff responsible for reviewing [***], including GMAC senior management and members of the Audit Staff who are not responsible for reviewing [***]. You may disclose this information only (1) to the GMAC Board and/or its Audit Committee, or (2) pursuant to a legal requirement as determined by the GMAC Legal Staff. Of course, you also must not disclose this information outside GMAC at all. If you receive a request for the [***] information received from GM (except in the circumstances noted above), you must decline the request. If the requesting party persists, immediately report the request and the source to GMAC’s Lead Member of the GM-GMAC Coordinating Committee for handling.

Strict compliance with the requirements of this letter is imperative. If you have any questions or concerns at any time, please contact the GMAC General Auditor and/or me.

Sincerely,

WILLIAM F. MUIR

PRESIDENT

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CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted which is the subject of a confidential treatment request. This text has been separately filed with the Securities and Exchange Commission

EXHIBIT I

RATE SUPPORT PAYMENT CALCULATION METHODOLOGY

Rate Support payments will be calculated in accordance with the steps described below, and will be made at the inception of the contract in accordance with the Payment Terms described in Section 3.12 of this Agreement. For each retail contract, the amount of GM’s [***] will be determined using the following steps:

(A)	[***]. Odd days are the number of days beyond 30 that the customer elects to move their first payment due.

(B)	[***]

(C)	Repeat the steps in paragraphs (A) and (B) above for each of the months up to the original term of the contract.

(D)	Sum all the above [***].

(E)	Adjust the sum [***]. [***]. The [***] is reviewed and updated annually. The [***] incorporates the [***] in GM’s Rate Support payment to GMAC.